                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                Tiffany & Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 April 14, 2005

TIFFANY & CO.
727 Fifth Avenue
New York, N.Y. 10022

Michael J. Kowalski
Chairman of the Board and Chief Executive Officer

James E. Quinn
President

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Tiffany & Co. on Thursday, May 19, 2005, at 10:00 a.m. in the Roof/Penthouse of the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.

      We hope that you can join us at this meeting. As a stockholder, your participation in the affairs of Tiffany & Co. is important, regardless of the number of shares that you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, by calling the telephone number listed on the card, or by accessing the Internet site to vote electronically.

      Enclosed are Tiffany & Co.'s 2004 Annual Report and Proxy Statement for the 2005 Annual Meeting of Stockholders. We hope you find it informative reading.

      Thank you for your interest in Tiffany & Co.

                                                      Sincerely,

                                                      /s/ Michael J. Kowalski
                                                      Michael J. Kowalski

                                                      /s/ James E. Quinn
                                                      James E. Quinn

                       2005 Annual Meeting of Stockholders

                                 Proxy Statement

                                    [graphic]

                                  TIFFANY & CO.

                             PROXY STATEMENT FOR THE
                       2005 ANNUAL MEETING OF STOCKHOLDERS

                                TABLE OF CONTENTS

Attendance and Voting Matters...............................................................................      1
      Introduction..........................................................................................      1
      Matters to Be Voted On at the 2005 Annual Meeting.....................................................      1
      How to Vote Your Shares...............................................................................      1
      How to Revoke Your Proxy..............................................................................      2
      The Number of Votes That You Have.....................................................................      2
      What a Quorum Is......................................................................................      3
      What a Broker Non-Vote Is.............................................................................      3
      What Vote Is Required To Approve Each Proposal........................................................      3
      Proxy Voting on Proposals in the Absence of Instructions..............................................      4
      How Proxies Are Solicited.............................................................................      4

Ownership of the Company....................................................................................      5
      Stockholders Who Own At Least Five Percent of the Company.............................................      5
      Ownership by Directors and Executive Officers.........................................................      5
      Compliance of Directors, Executive Officers and Greater-Than-Ten- Percent Stockholders with
            Section 16(a) Beneficial Ownership Reporting Requirements.......................................      6

Relationship with Independent Registered Public Accounting Firm.............................................      7
      Fees and Services of PricewaterhouseCoopers LLP.......................................................      7

Board of Directors and Corporate Governance.................................................................      8
      The Board, In General.................................................................................      8
      The Role of the Board in Corporate Governance.........................................................      8
      Executive Sessions of and Communication with Non-management Directors.................................      8
      Communication with Non-management Directors...........................................................      9
      Director Attendance at Annual Meeting.................................................................      9
      Independent Directors Constitute a Majority of the Board..............................................      9
      Compensation of Directors.............................................................................     10
      Meetings and Attendance During Fiscal 2004............................................................     11
      Committees of the Board...............................................................................     11
      Nominating/Corporate Governance Committee.............................................................     12
      Dividend Committee....................................................................................     12
      Compensation Committee................................................................................     12
      Stock Option Subcommittee.............................................................................     13
      Compensation Committee Interlocks and Insider Participation...........................................     13
      Audit Committee.......................................................................................     13
      Self Evaluation.......................................................................................     13
      Business Conduct Policy and Code of Ethics............................................................     14

      Report of the Audit Committee.........................................................................     15

Compensation of the CEO and Other Executive Officers........................................................     16
      Summary Compensation Table............................................................................     16
      Option Grants in Fiscal Year 2004.....................................................................     18
      Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values.....................     18
      Long-Term Incentive Plan Awards in Last Fiscal Year...................................................     19
      Equity Compensation Plan Information..................................................................     20
      Pension, Excess and Supplemental Retirement Income Plans..............................................     21
      Other Compensation Arrangements.......................................................................     23
      Compensation Committee Report on Executive Compensation...............................................     25

Performance of Company Stock................................................................................     27

Discussion of Proposals Presented by the Board..............................................................     28
      Item I - Election of the Directors....................................................................     28
      Item II - Appointment of Independent Registered Public Accounting Firm................................     31
      Item III - Amendment to 1998 Employee Incentive Plan..................................................     31
      Item IV - Approval of 2005 Employee Incentive Plan....................................................     33
      Material Features of the Incentive Plans..............................................................     33

Other Matters...............................................................................................     42
      Stockholder Proposals, In General.....................................................................     42
      Stockholder Proposals for Inclusion in the Proxy Statement for the 2006 Annual Meeting................     42
      Reminder to Vote......................................................................................     42

Appendices
      Appendix I - Corporate Governance Principles..........................................................    I-1
      Appendix II - Charter of the Audit Committee..........................................................   II-1
      Appendix III - 2005 Employee Incentive Plan...........................................................  III-1

                          ATTENDANCE AND VOTING MATTERS

INTRODUCTION

      The Annual Meeting of the stockholders of Tiffany & Co. (the "Company") will be held on Thursday, May 19, 2005, at 10:00 a.m. in the Roof/Penthouse of the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.

      This proxy statement and accompanying material, including the form of proxy, was first sent to the Company's stockholders on or about April 14, 2005. It was sent to you on behalf of the Company by order of the Company's Board of Directors (the "Board").

      You are entitled to vote at our 2005 Annual Meeting because you were a stockholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 24, 2005, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

      We have also enclosed for your review a copy of our 2004 Annual Report to Stockholders. This Report contains financial and other information about our business during our last fiscal year (February 1, 2004 to January 31, 2005).

      You may also find important information about the Company on its website: www.tiffany.com and you will be directed to that website for additional information concerning some of the subjects addressed in this document.

MATTERS TO BE VOTED ON AT THE 2005 ANNUAL MEETING

      There are four matters scheduled to be voted on at this year's Annual
Meeting:

      -     the election of the Board;
      - approval of the independent registered public accounting firm to audit our Fiscal 2005 financial statements;
      - approval of an amendment to the 1998 Employee Incentive Plan so that return on average assets may be used as a Performance Measure for long-term incentive compensation; and
      -     approval of the 2005 Employee Incentive Plan.

HOW TO VOTE YOUR SHARES

      You can vote your shares at the Annual Meeting by proxy or in person.

      You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called "proxies" and using them to cast your ballot at the Annual Meeting is called voting "by proxy."

If you wish to vote by proxy, you must do one of the following:

      - complete the enclosed form, called a "proxy card," and mail it in the envelope provided, or
      - call the telephone number listed on the proxy card (1-866-540-5760) and follow the pre-recorded instructions, or
      - use the Internet to vote by pointing your browser to http://www.proxyvoting.com/tif; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote.

      If you do one of the above, you will have designated three officers of the Company to act as your proxies at the 2005 Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card, the telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.

      Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the meeting.

      While we know of no other matters to be acted upon at this year's Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.

A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement or letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. Otherwise, your vote at the meeting will not be counted.

HOW TO REVOKE YOUR PROXY

      If you decide to vote by proxy (including by mail, telephone or Internet), you can revoke - that is, change or cancel - your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

      - you can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or access the Internet voting site.
      - you can notify the Secretary of the Company in writing that you wish to revoke your proxy, or
      -     you can attend the Annual Meeting and vote in person.

THE NUMBER OF VOTES THAT YOU HAVE

      Each share of the Company's common stock has one vote. The number of shares, or votes, that you have at this year's Annual Meeting is indicated on the enclosed proxy card.

WHAT A QUORUM IS

      A "quorum" is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our stockholder meetings, a majority of shares outstanding on the record date must be present.

      The number of shares outstanding at the close of business on March 24, 2005, the record date, was 144,480,629. Therefore, 72,240,315 shares must be present at our 2005 Annual Meeting for a quorum to be established.

      To determine if there is a quorum, we consider a share "present" if:

      - the stockholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal, or
      -     the stockholder is represented by proxy at the Annual Meeting.

      If a stockholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:

      - the stockholder withholds his or her vote or marks "abstains" for one or more proposals; or
      -     there is a "broker non-vote" on one or more proposals.

WHAT A "BROKER NON-VOTE" IS

      Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker votes or withholds its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon.

      If your broker withholds its vote, that is called a "broker non-vote." As stated above, broker non-votes are counted as present for a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL

      Directors are elected by a plurality of the votes cast for directors at the Annual Meeting. Of all nominees, the top nine in terms of "for" votes received will be elected directors.

      You may withhold your vote "for" any nominee, but there is no means for you to vote "against" any nominee. To withhold your vote "for" any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically. A broker non-vote is the same as a withheld vote: neither will have any effect on the outcome of the election of directors.

      The proposal to ratify the approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Fiscal 2005 will be decided by a plurality of the votes cast "for" or "against" the proposal. Therefore, if you "abstain" from voting on this matter - in other words, you do not vote on the matter or you indicate "abstain" on the proxy card, the telephone or by Internet, it will not affect the outcome of votes on this proposal. That is because only votes cast "for" or "against" this proposal will be counted in determining whether or not it has been approved. Broker non-votes on this proposal will be treated the same as abstentions: neither will have any effect on the vote.

      Amendment to our 1998 Employee Incentive Plan and approval of the 2005 Employee Incentive Plan will each be decided as follows. First, a majority of shares outstanding as of March 24, 2005, must actually vote on the proposal. For this purpose, abstentions will count as votes cast but broker non-votes will not. Second, a majority of those shares actually voting on the proposal must vote in favor of it. For this purpose, abstentions will have the same legal effect as a vote "against" the proposal and broker non-votes will be disregarded. That means that holders of 72,240,315 shares of common stock must actually vote "for" or "against" the proposal (or submit their proxies but "abstain" from voting on the proposal) and at least a majority of those voting must vote "for" the proposal.

PROXY VOTING ON PROPOSALS IN THE ABSENCE OF INSTRUCTIONS

      If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

      - FOR the election of all nine nominees for director named in this Proxy Statement;
      - FOR the approval of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine our Fiscal 2005 financial statements;
      - FOR the approval of an amendment to the 1998 Employee Incentive Plan so that return on average assets may be used as a Performance Measure for incentive compensation; and
      -     FOR the approval of the 2005 Employee Incentive Plan.

      Shares held in the Company's Employee Profit Sharing and Retirement Savings Plan will not be voted by the Plan's trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.

HOW PROXIES ARE SOLICITED

      We have hired the firm of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies on behalf of the Board. Georgeson Shareholder Communications Inc. has agreed to perform this service for a fee of not more than $7,000, plus out-of-pocket expenses.

      Employees of Tiffany and Company, a subsidiary of the Company, may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.

      This particular solicitation is being made by mail, but proxies may also be solicited in person, by facsimile, by telephone or by electronic mail (e-mail).

      In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

                            OWNERSHIP OF THE COMPANY

STOCKHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

      As of March 24, 2005, no persons were known to us to be "beneficial owners" of five percent or more of the Company's common stock.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the number of shares of the Company's common stock beneficially owned as of March 24, 2005 by those persons who were, as of the end of the last fiscal year (January 31, 2005), directors, the Chief Executive Officer (the "CEO"), and the four next most highly compensated executive officers of the Company:

                                               Amount and          Percent
                                          Nature of Beneficial       Of
Name                                           Ownership          Class (1)
----------------------------------        --------------------    ---------
DIRECTORS:

Rose Marie Bravo                                 67,466  (2)          *
William R. Chaney                             1,046,250  (3)          *
Samuel L. Hayes III                             188,989  (4)          *
Abby F. Kohnstamm                                28,250  (5)          *
Michael J. Kowalski (CEO)                     1,577,000  (6)         1.1
Charles K. Marquis                              227,062  (7)          *
J. Thomas Presby                                  9,400  (8)
James E. Quinn (Executive Officer)              942,383  (9)          *
William A. Shutzer                              291,912 (10)          *

EXECUTIVE OFFICERS

Beth O. Canavan                                264,037  (11)          *
James N. Fernandez                             522,382  (12)          *
Patrick B. Dorsey                              189,950  (13)          *

ALL EXECUTIVE OFFICERS AND                   6,030,645  (14)         4.2
DIRECTORS AS A GROUP (17 PERSONS):

----------------

(1) An asterisk (*) is used to indicate less than 1% of the class outstanding.

(2) Includes 63,466 shares issuable upon the exercise of "Vested Stock Options" which are stock options that either are exercisable as of March 24, 2005 or will become exercisable within 60 days of that date.

(3) Includes 126,250 shares issuable upon the exercise of Vested Stock Options, and 120,000 shares held by Mr. Chaney's wife.

(4) Includes 30,000 shares held in trust for the benefit of children of Prof. Hayes by Barbara L. Hayes, his wife, as trustee, and 2,079 shares held by Prof. Hayes's wife. Also includes 137,982 shares issuable upon the exercise of Vested Stock Options.

(5) Includes 26,250 shares issuable upon the exercise of Vested Stock Options.

(6) Includes 1,425,000 shares issuable upon the exercise of Vested Stock
Options.

(7) Includes 126,854 shares issuable upon the exercise of Vested Stock Options.

(8) Includes 7,500 shares issuable upon the exercise of Vested Stock Options.

(9) Includes 896,250 shares issuable upon the exercise of Vested Stock Options; 133 shares credited to Mr. Quinn's account under the Company's Employee Profit Sharing and Retirement Savings Plan; 31,600 shares held by Mr. Quinn's wife; and 6,800 shares owned by Mr. Quinn's children under the UGMA.

(10) Includes 79,126 shares issuable upon the exercise of Vested Stock Options and 5,700 shares held by or for Mr. Shutzer's minor children and 114,000 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and disclaims beneficial ownership of Company stock held by KJC Ltd.

(11) Includes 260,500 shares issuable upon the exercise of Vested Stock Options and 537 shares credited to Mrs. Canavan's account under the Company's Employee Profit Sharing and Retirement Savings Plan.

(12) Includes 510,250 shares issuable upon the exercise of Vested Stock Options and 132 shares credited to Mr. Fernandez's account under the Company's Employee Profit Sharing and Retirement Savings Plan.

(13) Includes 178,750 shares issuable upon the exercise of Vested Stock Options.

(14) Includes 4,511,328 shares issuable upon the exercise of Vested Stock Options and 1,717 shares held in the Company's Employee Profit Sharing and Retirement Savings Plan.

COMPLIANCE OF DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-TEN-PERCENT STOCKHOLDERS WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.

      Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to our last fiscal year (February 1, 2004 to January 31, 2005), all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied.

                          RELATIONSHIP WITH INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      PricewaterhouseCoopers LLP ("PwC") serves as the Company's independent registered public accounting firm and, through its predecessor firms, has served in that capacity since 1984.

      The Audit Committee has recommended the reappointment of PwC as the registered independent public accounting firm to audit the Company's financial statements for the fiscal year ending January 31, 2006. In making this recommendation, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.

      The Audit Committee has adopted a policy requiring advance approval of PwC's fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human services, (vii) investment advice or investment banking, and (viii) legal and expert services unrelated to the audit. One-hundred percent of the fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

      The following table presents fees for professional audit services rendered by PwC for the audit of the Company's consolidated financial statements and of management's assessment of the effectiveness of internal controls as and for the years ended January 31, 2004 and 2005, and for its limited reviews of the Company's unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

                                        January 31,     January 31,
                                               2004            2005
-------------------------------------------------------------------
Audit Fees (1)                           $1,019,500      $2,011,400
Audit-related Fees (2)                      254,200         135,350
                                         ----------      ----------
   Audit and Audit-related Fees           1,273,700       2,146,750
Tax Fees (3)                                754,400         515,850
All Other Fees (4)                           26,400           8,500
-------------------------------------------------------------------
   TOTAL FEES                            $2,054,500      $2,671,100

(1) The increase in audit fees primarily relates to the audit of internal controls over financial reporting as of January 31, 2005 as required by the Sarbanes-Oxley Act of 2002.

(2) Audit-related fees consist principally of fees for Sarbanes-Oxley Section 404 advisory services and audits of financial statements of certain employee benefit plans for the year ended January 31, 2004, and audits of financial statements of certain employee benefit plans and other advisory services for the year ended January 31, 2005.

(3) Tax fees consist of fees for tax consultation and tax compliance services. These fees included tax filing and compliance fees of $327,500 for the year ended January 31, 2004 and $230,900 for the year ended January 31, 2005.

(4) All other fees consist of other research for the year ended January 31, 2004 and costs for software used by the Internal Audit Department for the year ended January 31, 2005.

                   BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

THE BOARD, IN GENERAL

      The Company is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany and Company will be referred to as simply "Tiffany."

      The Board is currently comprised of nine members. The Board can also fill vacancies and newly created directorships, as well as amend the By-laws to provide for a greater or lesser number of directors.

      Directors are required by our By-laws to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. THE BOARD HAS WAIVED THAT PROVISION IN RESPECT OF WILLIAM R. CHANEY BECAUSE OF HIS SERVICE AS THE COMPANY'S CHIEF EXECUTIVE OFFICER FROM 1984 TO 1999 AND THE VALUABLE PERSPECTIVE THAT SUCH SERVICE BRINGS TO THE BOARD.

THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

      The Board plays several important roles in the governance of the Company, as set out in the Company's Corporate Governance Principles. The Corporate Governance Principles are attached to this Proxy Statement as Appendix I. The responsibilities of the Board include:

      -     Management succession;
      - Review and approval of the annual operating plan prepared by management;
      -     Monitoring of performance in comparison to the operating plan;
      - Review and approval of the Company's five-year strategic plan prepared by management;
      - Consideration of topics of relevance to the Company's ability to carry out its strategic plan;
      - Review and approval of a delegation of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;
      -     Review of the Company's investor relations program;
      -     Review of the Company's schedule of insurance coverage; and
      -     Review and approval of significant actions by the Company.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

      Mr. Kowalski, who serves both as Chairman of the Board and CEO, presides at regular meetings of the Board. Mr. Kowalski and Mr. Quinn, President of the Company, are the management members of the Board.

      Non-management directors meet regularly in executive session without management participation. This encourages open discussion. At those meetings, Charles K. Marquis, Chairman of the Nominating/Corporate Governance Committee, presides.

COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

      Stockholders and other interested parties may make their concerns known to the non-management directors by addressing their concerns in writing to Mr. Marquis. An address for direct written communication with Mr. Marquis is published on the Company's website.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

      The Board schedules a regular meeting on the date of the Annual Meeting of Stockholders to facilitate attendance at the Annual Meeting by the directors. All nine directors attended the Annual Meeting held in May, 2004.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

      The Board has affirmatively determined that each of the following directors is "independent" in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company):

                         Rose Marie Bravo
                         Samuel L. Hayes III
                         Abby F. Kohnstamm
                         Charles K. Marquis
                         J. Thomas Presby

      The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors is independent as defined in such Rules.

      In determining that Ms. Kohnstamm is independent, the Board considered that IBM Corporation, of which she is an officer, sells data-processing and communication hardware, software and services to Tiffany and Tiffany sells business gifts to IBM. However, these sales constitute far less than one percent of the consolidated sales of each seller (IBM and Tiffany, respectively). The Board considered all relevant facts and circumstances including the amount of such sales in the context of the size of the businesses of the Company and IBM Corporation, the fact that Ms. Kohnstamm is not responsible at IBM Corporation for such sales in the course of her duties, and that such sales were long-standing business practices prior to the time Ms. Kohnstamm was recruited to the Board.

      None of the other independent directors has any direct or indirect relationship with the Company, other than as a director, and none of the independent directors serves as an executive officer of any charitable organization to which the Company or any of its affiliates have made any contributions within the preceding three years.

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:

      -     an annual retainer of $50,000,
      - an additional annual retainer of $20,000, $10,000 or $5,000 to the chairperson of the Audit, Compensation, or Nominating/Corporate Governance Committee, respectively,
      - a per-meeting-attended fee of $2,000 for meetings attended in person (no fee is paid for attendance at any committee or subcommittee meetings which occur on the same day as a meeting of the full Board),
      - a fee of $1,000 for each telephonic meeting in which the director participates,
      -     stock options, as discussed below, and
      -     a retirement benefit, also discussed below.

      Under Tiffany's Amended and Restated Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments.

      Tiffany also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.

      New non-employee directors are granted options to purchase shares of Company common stock upon their election or appointment to the Board, and in January of each year an option grant is made to each non-employee director. In January of 2005, the grant was for 10,000 shares per director. These options vest in two equal installments - 1/2 after one year of service on the Board following the grant of the option, and the balance after two years of service. However, as explained below, all installments become immediately exercisable in the event there is a "change in control" of the Company. These options expire after 10 years, but they expire sooner if, before the end of that 10-year period, the director leaves the Board. The option's exercise price is the fair market value of the Company's common stock on the date of grant, which is calculated as the average of the highest and lowest sales prices of the stock on the New York Stock Exchange on the date of grant.

      Directors who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to the lesser of the annual retainer in effect during the year in which they retire or $38,000. Subject to adjustment for partial years served, this benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board, including periods served as an employee director. However, this particular benefit will not apply to any director first appointed or elected after January 1, 1999; accordingly, neither Ms. Kohnstamm nor Mr. Presby is entitled to participate in this benefit plan.

      Messrs. Kowalski and Quinn are employees of Tiffany. They therefore receive no separate compensation for their service as directors.

MEETINGS AND ATTENDANCE DURING FISCAL 2004

      The following chart shows the total number of meetings (including telephonic meetings) held by the Board and each of its committees during Fiscal 2004. All directors attended at least 97% of the meetings of the Board and those committees on which they served.

                                                                  NOMINATING/
                                                         STOCK     CORPORATE
                          BOARD   AUDIT   COMPENSATION   OPTION   GOVERNANCE
                          -----  -------  ------------  --------  -----------
MEETINGS HELD               6       13          5           7           3      PERCENT OF
                                                                                MEETINGS
MEETINGS ATTENDED                                                               ATTENDED

DIRECTOR

Rose Marie Bravo            6      n/a          5           7           3         100%

William R. Chaney           6      n/a        n/a         n/a         n/a         100%

Samuel L. Hayes III         6       12          5           7           3          97%

Abby F. Kohnstamm           6      n/a          5           7           3         100%

Charles K. Marquis          6       12          5           7           3          97%

J. Thomas Presby            6       13        n/a         n/a           3         100%

William A. Shutzer          6      n/a        n/a         n/a         n/a         100%

Michael J. Kowalski         6      n/a        n/a         n/a         n/a         100%

James E. Quinn              6      n/a        n/a         n/a         n/a         100%

COMMITTEES OF THE BOARD

              COMMITTEES COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS

AUDIT:                                    NOMINATING/CORPORATE GOVERNANCE:
            J. Thomas Presby, Chair                  Charles K. Marquis, Chair
            Samuel L. Hayes, III                     Rose Marie Bravo
            Charles K. Marquis                       Samuel L. Hayes, III
                                                     Abby F. Kohnstamm
                                                     J. Thomas Presby

COMPENSATION:                             STOCK OPTION SUBCOMMITTEE:
            Samuel L. Hayes, III, Chair              Samuel L. Hayes, III, Chair
            Rose Marie Bravo                         Rose Marie Bravo
            Abby F. Kohnstamm                        Abby F. Kohnstamm
            Charles K. Marquis                       Charles K. Marquis

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

      The primary function of the Nominating/Corporate Governance Committee is to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the
Board:

      -     policies on the composition of the Board,
      -     criteria for the selection of nominees for election to the Board,
      -     nominees to fill vacancies on the Board, and
      -     nominees for election to the Board.

      If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Mr. Patrick B. Dorsey, Secretary, Tiffany & Co., 727 Fifth Avenue, New York, New York 10022. See our Corporate Governance Principles attached as Appendix I.

      The By-laws of the Company also permit a stockholder of record entitled to vote to directly nominate a person for director for election at an annual meeting of the stockholders. This process is subject to timely notice requirements as set forth in the By-laws. The By-laws may be viewed on the Company's website and have been filed with the Securities and Exchange Commission as an exhibit to our report on Form 10-K filed April 14, 2005. See OTHER MATTERS below for a further discussion of stockholder proposals, in general.

DIVIDEND COMMITTEE

      The Dividend Committee declares regular quarterly dividends in accordance with the dividend policy established by the full Board. The Dividend Committee acts by unanimous written consent and did not meet in Fiscal 2004. Members of the Dividend Committee are: William R. Chaney, Chair, Michael J. Kowalski and James E. Quinn.

COMPENSATION COMMITTEE

      The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company's website. Under its charter, the Compensation Committee's responsibilities include:

      -     approval of remuneration arrangements for executive officers, and
      - approval of compensation plans in which officers and employees of Tiffany are eligible to participate.

      The Compensation Committee's report appears on pages 25-26 below.

STOCK OPTION SUBCOMMITTEE

      The Stock Option Subcommittee, a subcommittee of the Compensation Committee, determines the grant of options, restricted stock units and other matters under our 1998 Employee Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2004 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries.

AUDIT COMMITTEE

      The Company's Audit Committee is an "audit committee" established in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Audit Committee operates under charter adopted by the Board; that charter may be viewed on the Company's website. Under its charter, the Audit Committee's responsibilities include:

      - retaining and terminating the Company's independent registered public accounting firm, reviewing the quality-control procedures and independence of such firm and evaluating their proposed audit scope, performance and fee arrangements;
      - approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;
      -     reviewing the adequacy of our system of internal financial controls;
      - establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and
      - conducting a post-audit review of our financial statements and audit findings in advance of filing, and reviewing in advance proposed changes in our accounting principles.

      The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise and that Mr. Presby meets the SEC criteria of an "audit committee financial expert." Mr. Presby is a member of the National Association of Corporate Directors and serves on the audit committees of two public companies in addition to that of the Company. The Board has determined that Mr. Presby's simultaneous service on three audit committees will not impair his ability to effectively serve on the Company's Audit Committee. The report of the Audit Committee is on page 15.

SELF-EVALUATION

      The independent directors who serve on the Board conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.

Business Conduct Policy and Code of Ethics

      Since the 1980's, the Company has had a policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the acceptance or giving of gifts from or to those seeking to do business with the Company, processing one's own transactions, political contributions and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

      The Company has a toll free "hotline" to receive complaints from employees, vendors, stockholders and other interested parties concerning violations of the Company's policies or questionable accounting, internal controls or auditing matters. The toll free phone number is 877-806-7464. The hotline is operated by a third party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

      We also have a Code of Business and Ethical Conduct for the directors, the CEO, the Chief Financial Officer and all other officers of the Company. The Code advocates, and requires those persons to adhere to, principles and responsibilities governing professional and ethical conduct. This Code supplements our business conduct policy. Waivers may only be made by the Board. Copies of our business conduct policy and the Code of Business and Ethical Conduct are posted on our website. We have also filed a copy of the Code with the SEC as an exhibit to our April 14, 2005 annual report on Form 10-K.

          [The balance of this page has been intentionally left blank]

FOLLOWING IS THE REPORT OF THE AUDIT COMMITTEE:

      Included in the Company's Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the three years in the period ended January 31, 2005. These statements (the "Audited Financial Statements") are the subject of a report by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP (" PwC"). The Audited Financial Statements are also included by reference in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

      The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and otherwise fulfilled the responsibilities set forth in its charter.

      The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed In Conjunction with an Audit of Financial Statements."

      The Audit Committee received from PwC the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed the independence of PwC with that firm. The Audit Committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed above under "RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - Fees and Services of PricewaterhouseCoopers LLP" is compatible with maintaining PwC's independence and has concluded that providing such services is compatible with that firm's independence from the Company and its management.

      The Audit Committee is aware that the provision of non-audit services by an auditor may, in some circumstances, create the perception that independence has been compromised. Accordingly, the Audit Committee has instructed management and management have agreed to develop professional relationships with firms other than PwC so that, when needed, other qualified resources will be available and will be used as appropriate.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Audited Financial Statements be included in the Company's Annual Report to Stockholders which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the Securities and Exchange Commission.

Signed:

Samuel L. Hayes III
Charles K. Marquis
J. Thomas Presby, Chair

      Members of the Audit Committee

              COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS

      This section includes a summary of salaries, bonuses and other compensation paid to our CEO and each of the four (4) next highest paid executive officers during the last three fiscal years. Also presented in this section are options granted to and exercised by each of them in Fiscal 2004, retirement benefits currently available to them and any special employment, termination or change-in-control arrangements that have been made with any of them.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                Long Term Compensation
                                      -------------------------------------------    ----------------------------
                                                                                     Securities
                                                                                     Underlying
                                                                Other Annual          Options/
Name and Principal                                              Compensation            SARs         All Other
Position                    Year      Salary       Bonus (1)        (2)               (shares)      Compensation
--------------------        ----      --------     ---------    ------------         -----------    -------------
Michael J. Kowalski         2004      $919,831           $0       $109,274             115,000       $141,392(3)
Chairman and CEO            2003      $891,063     $975,000             $0             180,000        $20,125(4)
                            2002      $841,082     $451,000             $0             195,000        $11,390(5)
-----------------------------------------------------------------------------------------------------------------
James E. Quinn              2004      $700,806           $0        $72,084              72,500       $103,209(6)
President                   2003      $675,259     $493,000             $0             115,000        $21,478(7)
                            2002      $645,090     $230,000             $0             140,000        $11,953(8)
-----------------------------------------------------------------------------------------------------------------
Beth O. Canavan             2004      $442,271           $0        $44,988              40,000        $66,521(9)
Executive Vice              2003      $425,240     $280,000             $0              55,000        $16,211(10)
President                   2002      $405,066     $115,000             $0              85,000         $9,761(11)
-----------------------------------------------------------------------------------------------------------------
James N. Fernandez          2004      $591,485           $0        $72,475              55,000       $104,253(12)
Executive Vice              2003      $570,196     $375,000             $0              85,000        $22,106(13)
President and               2002      $544,994     $174,000             $0             118,000        $12,214(14)
Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------
Patrick B. Dorsey           2004      $397,775           $0        $39,449              30,000        $59,330(15)
Senior Vice President,      2003      $385,816     $197,000             $0              40,000        $15,410(16)
Secretary and General       2002      $370,100      $92,000             $0              54,000         $9,427(17)
Counsel

(1) Bonus amounts are earned in the fiscal year ended January 31, paid in the following March, and in 2003 and 2002 included cash incentive awards under the 1998 Employee Incentive Plan on the basis of achieved Performance Goals, specifically, increases above target amounts for the Company's consolidated earnings per share.

(2) Represents amounts paid as additional tax withholding on behalf of the named executive to offset income taxes attributable to life insurance premiums paid on behalf of the named executive. See column labeled "All Other Compensation" above and Life Insurance Arrangements below.

(3) Includes $120,767 attributable to life insurance premiums, $14,125 attributable to premiums for executive long-term disability insurance and $6,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(4) Includes $14,125 attributable to premiums for executive long-term disability insurance and $6,000 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(5) Includes $5,890 attributable to premiums for executive long-term disability insurance and $5,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(6) Includes $81,231 attributable to life insurance premiums, $15,478 attributable to premiums for executive long-term disability insurance and $6,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(7) Includes $15,478 attributable to premiums for executive long-term disability insurance and $6,000 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(8) Includes $6,453 attributable to premiums for executive long-term disability insurance and $5,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(9) Includes $49,713 attributable to life insurance premiums, $10,308 attributable to premiums for executive long-term disability insurance and $6,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(10) Includes $10,211 attributable to premiums for executive long-term disability insurance and $6,000 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(11) Includes $4,261 attributable to premiums for executive long-term disability insurance and $5,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(12) Includes $81,647 attributable to life insurance premiums, $16,106 attributable to premiums for executive long-term disability insurance and $6,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(13) Includes $16,106 attributable to premiums for executive long-term disability insurance and $6,000 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(14) Includes $6,714 attributable to premiums for executive long-term disability insurance and $5,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(15) Includes $43,487 attributable to life insurance premiums, $9,343 attributable to premiums for executive long-term disability insurance and $6,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(16) Includes $9,410 attributable to premiums for executive long-term disability insurance and $6,000 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

(17) Includes $3,927 attributable to premiums for executive long-term disability insurance and $5,500 for the Company's matching contributions to the 401(k) feature of the Company's Employee Profit Sharing and Retirement Savings Plan.

                        OPTION GRANTS IN FISCAL YEAR 2004

                                               Percent of
                                              Total Options
                                             Granted to all        Per
                                              Employees in        Share
                              Options          Fiscal Year       Exercise     Expiration          Grant Date
Name                         Granted (1)           2004           Price (2)    Date (3)        Present Value (4)
-----------------         ---------------    ---------------    ----------   ----------       ------------------
Michael J. Kowalski       115,000 shares          10.1            $31.49      1/31/2015           $1,455,371
James E. Quinn             72,500 shares           6.4            $31.49      1/31/2015             $917,517
Beth O. Canavan            40,000 shares           3.5            $31.49      1/31/2015             $506,216
James N. Fernandez         55,000 shares           4.8            $31.49      1/31/2015             $696,047
Patrick B. Dorsey          30,000 shares           2.6            $31.49      1/31/2015             $379,662

------------------
(1) Options vest (become exercisable) over a four-year period in four equal annual installments, each contingent on continued employment. However, all installments immediately vest if there is a "change in control", death or disability. The term "change in control" is discussed below.

(2) The exercise price for each share is its fair market value on the date of grant. This is determined by averaging the highest and lowest sales prices of the Company's common stock on the New York Stock Exchange on the date of grant.

(3) Options expire no later than the 10th anniversary of the grant date, subject to earlier expiration in the event of voluntary or involuntary pre-retirement termination of employment (three months after termination), death, disability or retirement (two years after the event).

(4) The amounts stated are hypothetical values calculated under the Black-Scholes model, a mathematical formula used to value options covering securities traded on stock exchanges. This formula considers a number of factors in estimating an option's present value, including the stock's volatility rate (37.6%) expected term (six years), interest rate (3.7%) and dividend yield (0.6%). The actual value, if any, that the executive officer will realize from these options will depend solely on the increase of the stock price over the $31.49 share exercise price when the options are exercised.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004
                        AND FISCAL YEAR-END OPTION VALUES

                                                                Number of                    Value (2) of
                             Shares                      Unexercised Options at          In-The-Money Options
                            Acquired        Value           Fiscal Year-End (1)        at Fiscal Year-End (1)
Name                       on Exercise     Realized      Exercisable/Unexercisable     Exercisable/Unexercisable
----------------           -----------     --------      -------------------------     -------------------------
Michael J. Kowalski            0            $0.00           1,425,000 / 385,000         $ 19,578,036 / $ 550,388
James E. Quinn                 0            $0.00             896,250 / 256,250         $ 10,841,138 / $ 395,150
Beth O. Canavan                0            $0.00             260,500 / 142,500         $  1,032,556 / $ 239,913
James N. Fernandez             0            $0.00             510,250 / 202,750         $  4,075,847 / $ 333,055
Patrick B. Dorsey              0            $0.00             178,750 /  98,250         $    945,058 / $ 152,415

------------------
(1) Options are deemed "exercisable" in this table if they are exercisable as of January 31, 2005, or will become exercisable within 60 days of that date.

(2) The market price per share on which the option value was calculated was $31.49.

               LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                              Estimated Future Payouts in Shares

                                                                                                   Maximum Based
                            Units            Performance Period      Earnings        Earnings        solely on
                          Subject to         (Three Fiscal Year    Threshold Met    Target Met       Earnings
     Name                  Vesting            Period ) Ending          (1)             (1)         Performance (1)
--------------------      ----------         ----------------      -------------    -----------    ---------------
Michael J. Kowalski         92,000               1/31/2008            27,600          46,000           80,500
James E. Quinn              58,000               1/31/2008            17,400          29,000           50,750
Beth O. Canavan             32,000               1/31/2008             9,600          16,000           28,000
James N. Fernandez          44,000               1/31/2008            13,200          22,000           38,500
Patrick B. Dorsey           24,000               1/31/2008             7,200          12,000           21,000

The Performance-Based Restricted Stock Units ("Units") referred to above were granted in January under the terms of the 1998 Employee Incentive Plan. Units will be exchanged on a one-to-one basis for shares of the common stock of the Company if Units vest at the end of the three-year performance period. No Units will vest (other than for reasons of death, disability or on a change in control) if the Company fails to meet the cumulative earnings performance threshold set by the Compensation Committee. Earnings-based vesting will be pro-rated for earnings performance between the threshold and a maximum set by the Compensation Committee. 100% vesting will occur only if the Company achieves both of the following tests, each as set by the Compensation Committee: (a) maximum vesting for earnings performance, and (b) the return-on-assets goal. See Note (1) below.

------------------
(1) The number of Units which vest due to earnings performance at the end of the three-year Performance Period will be adjusted up by 15% if a return-on-assets goal is met and downward by 15% if the goal is not met. No adjustment for return-on-assets will be made unless the stockholders approve Item III presented below. See Discussion of Proposals Presented by the Board, Item III.

          [The balance of this page has been intentionally left blank]

                      EQUITY COMPENSATION PLAN INFORMATION
                             (AS OF FISCAL YEAR END)

     Plan category                            Number of securities to        Weighted average        Number of securities
                                             be issued upon exercise        exercise price of      remaining available for
                                             of outstanding options,      outstanding options,      future issuance under
                                              warrants and rights         warrants and rights       equity compensation
                                                                                                     plans (excluding
                                                                                                   securities reflected in
                                                                                                        column (a))
                                                     (a)                         (b)                         (c)
     -------------                           ------------------------     --------------------     ------------------------
Equity compensation                              13,588,970 (1)                  $27.3943                 3,480,415 (2)
  plans approved by
  security holders
Equity compensation                                       0                             0                         0
  plans not approved by
  security holders
----------------------------------------------------------------------------------------------------------------------------
     TOTAL                                       13,588,970 (1)                  $27.3943                 3,480,415 (2)

---------------------
(1) Shares indicated do not include 855,944 shares issuable under awards of stock units already made. See Note (2) below.

(2) Shares indicated are the aggregate of those available for grant under the Company's 1998 Employee Incentive Plan (the "1998 Incentive Plan") and the Company's 1998 Directors Option Plan (the "Directors Plan"). Of the shares shown, up to 1,000,000 will not become available for future grant or issuance unless and until the Board resolves to add an equivalent number of shares acquired upon repurchase to such Plan. Both plans provide for the issuance of options and stock awards. However, under the Employee Plan the number of shares that may be issued as stock awards is limited to 1,000,000; of that number 855,944 have been granted as stock awards and are subject to future issuance. See Note (1) above. Under the Directors Plan all shares of the 617,500 remaining for issuance could be issued as stock awards.

          [The balance of this page has been intentionally left blank]

PENSION, EXCESS AND SUPPLEMENTAL RETIREMENT INCOME PLANS

      Tiffany has established three retirement plans for eligible employees: a Pension Plan, an Excess Plan and a Supplemental Retirement Income Plan. The Executive Officers of the Company are eligible to participate in all three.

      The Pension Plan is a "qualified plan," that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans. The Pension Plan is available at no cost to regular full-time employees of Tiffany. It provides participants with a retirement benefit based on the participant's "average final compensation" multiplied by his or her years of service with Tiffany. The amount of the benefit payable under the Pension Plan is subject to Internal Revenue Code requirements including those limiting the amount of compensation that may be considered in calculating a benefit. Participants in the Pension Plan vest after five years of service.

      The Excess Plan is not a qualified plan, is not subject to Internal Revenue Code limitations on the amount of benefits it may pay and is available only to highly compensated employees, including the Executive Officers. The Excess Plan uses the same retirement benefit formula set forth in the Pension Plan, but includes in "average final compensation" earnings (salary and bonus) that are excluded under the Pension Plan due to Internal Revenue Code Limitations. Benefits payable under the Pension Plan offset benefits payable under the Excess Plan. Employees vested under the Pension Plan are vested under the Excess Plan; however, benefits under the Excess Plan are subject to forfeiture if employment is terminated for cause and, for those who leave Tiffany prior to age 65, for failure to execute and adhere to non-competition and confidentiality covenants.

      The Supplemental Retirement Income Plan is not a qualified plan and is not subject to Internal Revenue Code limitations on the amount of benefits it may pay. It is available only to Executive Officers and was established to supplement the Pension Plan and Social Security by providing additional payments upon a participant's retirement. Benefits payable under the Pension Plan, the Excess Plan and Social Security offset (are subtracted from) benefits payable under the Supplemental Retirement Income Plan formula. Except in the event of a change of control (see below), benefits under the Supplemental Retirement Income Plan do not vest until a participant attains age 60 while employed by Tiffany and until he or she has provided 15 years of service; furthermore, benefits under the Supplemental Retirement Plan are subject to forfeiture if benefits under the Excess Plan are forfeited. See above.

      Payments under the Supplemental Retirement Income Plan, together with payments under the Pension Plan, the Excess Plan and from Social Security, would equal a variable percentage of the participant's "average final compensation" at retirement. This assumes that vesting requirements under the Supplemental Retirement Income Plan are met and that benefits under the Excess Plan and the Supplemental Retirement Income Plan have not been forfeited.

      Depending upon the participant's years of service with Tiffany, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Retirement Income Plan and from Social Security would be as follows:

                            Combined Annual Benefit
                               As a Percentage of
Years of Service          Average Final Compensation
----------------          --------------------------
less than 10                       (1)
10-14                              20%
15-19                              35%
20-24                              50%
25 or more                         60%

      A participant's "average final compensation" is the average annual compensation he or she received over the five highest paid plan years (January 1 to December 31) during his or her last 10 years of service. In general, compensation reported in the Summary Compensation Table above as "Salary" and "Bonus" is compensation for purposes of the Pension Plan, the Excess Plan and the Supplemental Retirement Income Plan; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included.

-----------------
(1) A participant retiring with less than 10 years of service would not, except in certain instances where a change of control has occurred, receive any benefit under the Supplemental Retirement Income Plan, but would receive a benefit under the Pension Plan and the Excess Plan. However, the formula for benefits under the Pension Plan and the Excess Plan is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant's average final compensation.

      The following table sets forth the estimated combined annual benefit payable on retirement to participants under the Supplemental Retirement Income Plan, Pension Plan and Social Security.

                    ANNUAL TOTAL BENEFIT FOR YEARS OF SERVICE
--------------------------------------------------------------------------------

Average Final
Compensation                  15                      20               25                  30                35
------------               --------                --------          --------            -------          --------
  $125,000                  $43,750                 $62,500            $75,000            $75,000          $75,000
  $150,000                  $52,500                 $75,000            $90,000            $90,000          $90,000
  $175,000                  $61,250                 $87,500           $105,000           $105,000         $105,000
  $200,000                  $70,000                $100,000           $120,000           $120,000         $120,000
  $225,000                  $78,750                $112,500           $135,000           $135,000         $135,000
  $250,000                  $87,500                $125,000           $150,000           $150,000         $150,000
  $300,000                 $105,000                $150,000           $180,000           $180,000         $180,000
  $400,000                 $140,000                $200,000           $240,000           $240,000         $240,000
  $450,000                 $157,500                $225,000           $270,000           $270,000         $270,000
  $500,000                 $175,000                $250,000           $300,000           $300,000         $300,000
  $600,000                 $210,000                $300,000           $360,000           $360,000         $360,000
  $700,000                 $245,000                $350,000           $420,000           $420,000         $420,000
  $800,000                 $280,000                $400,000           $480,000           $480,000         $480,000
  $900,000                 $315,000                $450,000           $540,000           $540,000         $540,000
$1,000,000                 $350,000                $500,000           $600,000           $600,000         $600,000
$1,200,000                 $420,000                $600,000           $720,000           $720,000         $720,000
$1,500,000                 $525,000                $750,000           $900,000           $900,000         $900,000

      At the end of Fiscal 2004, the current years of creditable service and average final compensation under both plans for each of the eligible executive officers named in the Summary Compensation Table were as follows:

Name                           Years of Service (1)                  Average Final Compensation
----                           --------------------                  --------------------------
Michael J. Kowalski                     26                                  $1,576,666
James E. Quinn                          18                                  $1,019,137
Beth O. Canavan                         17                                    $585,830
James N. Fernandez                      26                                    $828,328
Patrick B. Dorsey                       19                                    $513,756

-------------------
(1) Includes years of service with Tiffany's former parent corporation.

OTHER COMPENSATION ARRANGEMENTS

      Retention Agreements. The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an "involuntary termination" after a "change in control." The purpose of these agreements is to keep our management team in place and focused on their job duties should discussions of a "change in control" ever occur. An "involuntary termination" does not include a termination for cause, but does include a resignation for good reason.

      When, if ever, a "change in control" occurs, the covered executives would have fixed terms of employment under their retention agreements as follows: three years in the case of Mr. Kowalski and Mr. Quinn and two years for all other executive officers. If the executive incurs an involuntary termination during his or her term, compensation, keyed to the length of his or her term, would be payable to the executive as follows:

      -     two or three times salary and bonus as severance,
      - a payment equal to the present value of two or three years of additional years of service credit under the Supplemental Retirement Income Plan, and
      - two or three years of benefits continuation under Tiffany's health and welfare plans.

      Vesting of Options, Restricted Stock Units and Retirement Benefits on a Change in Control. In the event of a "change in control" of the Company, all options granted to employees (including executive officers) become exercisable in full and all restricted stock units vest and convert to shares. In addition, all benefits under the Supplemental Retirement Income Plan become vested and payable at retirement age, but only if, at the time of the "change in control," benefits are also vested under the Pension Plan.

      Gross-up Benefits on a Change in Control. Because a covered executive's receipt of payments and benefits in connection with a "change in control" may trigger a 20% excise tax under Section 280G of the Internal Revenue Code, the retention agreements contain "gross-up" provisions. Under these provisions, the Company or Tiffany must pay the covered executive's excise tax and any additional income tax resulting from the gross-up provisions. If the gross-up provisions are triggered, the Company or Tiffany, as the case may be, will be unable to deduct most of the "change in control" payments and benefits.

      Definition of a Change in Control. For purposes of the Supplemental Retirement Income Plan and the stock options, the term "change in control" means that one of the following events has occurred:

      - any person or group of persons acting in concert, and by person we mean an individual or organization, who acquires thirty-five percent or more in voting power or stock of the Company, including the acquisition of any right, option, warrant or other right to obtain such voting power or stock, whether or not presently exercisable;
      - a majority of the Board is, for any reason, not made up of individuals who were either on the Board on January 21, 1988, or, if they became members of the Board after that date, were approved by the directors; or
      - another circumstance which the Board deems to be a "change in control."

      For purposes of the retention agreements, a "change in control" includes the above events, as well as additional events amounting to a change in control of the Company or Tiffany. Such events could include a so-called "friendly" acquisition of the Company or Tiffany.

      Life Insurance Arrangements. In 2003 Tiffany terminated split-dollar life insurance agreements with its executive officers, including Mr. Kowalski, Mr. Quinn, Mrs. Canavan, Mr. Fernandez and Mr. Dorsey. Such agreements had been in effect prior to 2003; however in 2002 Tiffany discontinued premium contributions because of the Sarbanes-Oxley Act of 2002, which prohibits loans to executives. In 2003, Tiffany withdrew its premium contribution from the underlying life insurance policies and left the policies in the hands of the executives. Beginning in 2004 Tiffany provided, and in subsequent fiscal years plans to provide, a life insurance benefit to its executive officers. This benefit has and will be provided by paying premiums on such insurance policies directly to the insurer, treating such premiums as taxable compensation to the executives and making "gross up" payments to the executives tax withholding accounts so as to achieve the tax-favored benefit that existed under the terminated split-dollar life insurance agreements prior to changes in Internal Revenue Service interpretive positions and the adoption of the Sarbanes-Oxley Act of 2002. Death benefits under such policies are expected to be maintained equivalent to three times the executive's annual salary and target bonus compensation and sufficient premiums will be paid to build the cash value of each policy so that on the executive's expected retirement date the cash value of each policy will be sufficient to continue the policy in force, without payment of further premiums, with a death benefit equivalent to twice the executive's average annual salary and target bonus compensation for the last three calendar years prior to termination of employment.

      Tiffany has reserved the right to terminate these life insurance benefits at any time and the executives will acquire no vested right to further contributions from Tiffany.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE FOLLOWING IS THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION:

      The Committee believes that the portion of an officer's compensation that is "at risk" (subject to adjustment for corporate and/or individual performance factors) should vary proportionally to the amount of responsibility the officer bears for the Company's success. The Committee adheres to that philosophy in establishing target bonuses and long-term, equity-based incentive compensation.

      (i) Bonuses

      Each January, the Committee establishes a target bonus for the coming fiscal year as a percentage of the base salary of each executive officer. For Fiscal 2004, 85% was the target for Mr. Kowalski; targets ranged from 45% to 60% for the other executive officers. For Fiscal 2005, 90% is the target for Mr. Kowalski; targets range from 50% to 65% for the other executive officers.

      Under the terms of the 1998 Employee Incentive Plan, bonuses that are calculated solely on the basis of an increase or decrease in the Company's consolidated net earnings in accordance with a formula are "Incentive Awards." Incentive Awards are "performance-based compensation" under Section 162(m) of the Internal Revenue Code. See below.

      For Fiscal 2004, the increase in the Company's consolidated net earnings was due to the sale of the Company's equity stake in Aber Diamond Corporation; were it not for that transaction, net earnings would have been insufficient to generate Incentive Awards under the formula established by the Committee. Because the Aber transaction was not anticipated in the Company's business plan, and because the Company's operating earnings goals were not met, the Committee exercised its authority under the 1998 Employee Incentive Plan to make a net negative adjustment to earnings for purposes of Incentive Awards. The Incentive Award calculation was performed by the Committee in January 2005 on the basis of estimated net earnings, as so adjusted. As a consequence, no bonuses were paid to the executive officers.

      (ii) Long-Term, Equity-based Incentive Compensation Program

      In January of 2005, the Committee changed the Company's equity-based incentive compensation program to include Performance-Based Restricted Stock Units ("Units"). Prior to 2005, the program consisted only of options. The change was made because the Committee believes that it has become more important to link some portion of executive compensation to achievement of specific, long-term goals for the improvement of earnings and return on assets. Units will be exchanged on a one-to-one basis for shares of the common stock of the Company if Units vest at the end of a three-year performance period. Units will vest (other than for reasons of death, disability or on a change in control) only if the Company meets cumulative earnings performance goals. The Committee has set a threshold, a target and maximum for earnings: if the threshold is not met, no Units will vest; if the threshold is met, 30% will vest; if the target is met, 50% will vest; if the maximum is met, 87.5% will vest. Vesting will be pro-rated for earnings performance between the threshold and the maximum. Earnings-vested Units will be adjusted upward by 15% if a return-on-assets goal is met and downward by 15% if the goal is not met. See Item III below. 100% vesting will occur only if the Company achieves both the maximum for earnings and the return-on-assets goal.

      Options to purchase the common stock of the Company are granted to executive officers in January of each year, and may be exercised, when vested, to purchase common stock at its fair market value as of the date of the option grant. Options vest and (other than in the case of death or disability) become exercisable in four equal annual installments beginning with the first anniversary of the grant date; non-vested installments are forfeited if the option holder leaves the Company

            In January 2005 the Committee made combined awards of options and Units to the executive officers. Options were valued using the Black-Scholes model; Units were valued using the grant date market value of the underlying shares assuming that the earnings target would be met and that there would be no adjustment to Unit vesting for return on assets. On that basis, the combined grant to Mr. Kowalski was valued at 300% of his salary; the value of the combined grants to the other executive officers ranged from 250% to 150% of salary. The size of the combined grant in 2005 is not necessarily indicative of the size of the combined grants to be awarded in future years. The Committee consulted with a nationally recognized compensation consulting firm in designing the Long-Term Equity-based Compensation Program and in determining the awards made. The Committee believes that the program is an appropriate means of motivating the executive officers to achieve the Company's long-term strategic goals and linking the interests of the executive officers to the interests of the Company's stockholders.

      (iii) Salaries and Benefits

            The Committee believes that the Company's salaries and benefits program for its executives is competitive with the programs generally offered by comparable retailers. The program enables the Company to retain and attract competent management personnel.

            Executive salaries are reviewed by the Committee in January of each year and are adjusted on the basis of merit and relevant competitive factors. To assess the competitiveness of the compensation offered to the Company's executive officers, the Committee reviewed an analysis prepared by a nationally recognized compensation consulting firm. That analysis included data concerning compensation for senior positions provided by companies in the Peer Company Group referred to under "PERFORMANCE OF COMPANY STOCK" below (to the extent data was available), a survey of 16 companies in the specialty retail industry with median revenues of $2.4 billion, a survey of 11 companies in the retail industry with median revenues of $2.4 billion, a general survey of companies in the retail/wholesale industry, and a survey of general industry. The Committee believes that a competitive market for the services of retail executives exists, even among firms that are not peers of the Company or that operate in a different line of business.

      (iv) Limitation under Section 162(m) of the Internal Revenue Code

            Section 162(m) of the Internal Revenue Code generally denies a federal income-tax deduction to a publicly-held corporation for compensation in excess of $1 million per year paid to certain persons. These include persons who were, as of the last day of the corporation's taxable year, (i) the chief executive officer or (ii) among the four highest-compensated officers. This denial of deduction is subject to an exception for certain "performance-based compensation," including the stock options, Units and Incentive Awards discussed above. The compensation described in this report generates income tax deductions for the Company, but the Compensation Committee does not believe that it would be in the best interests of the Company to adopt a policy that would absolutely preclude compensation arrangements subject to deduction limitations.

Signed:

Rose Marie Bravo
Samuel L. Hayes III, Chair
Abby F. Kohnstamm
Charles K. Marquis

    Members of the Compensation Committee

                          PERFORMANCE OF COMPANY STOCK

       The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.'s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor's 500 Stock Index, and
(ii) a peer group index. Cumulative shareholder return is defined as changes in the closing price of our stock on the New York Stock Exchange, adjusted to reflect two-for-one stock split that occurred in July 2000, plus the reinvestment of any dividends paid on our stock.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG TIFFANY & CO., THE S&P 500 INDEX, AND THE PEER GROUP INDEX

                           1/31/2000    1/31/2001   1/31/2002    1/31/2003     1/31/2004     1/31/2005
Tiffany & Co.                100.00       100.99       96.76        63.35        108.60         86.55
Standard & Poors 500         100.00        97.96       81.05        61.36         81.12         84.71
Peer Group                   100.00       100.73      110.21       107.30        156.83        188.92

ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 2000 IN COMPANY STOCK AND EACH OF THE TWO INDICES AND THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS.

TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.

PEER COMPANY GROUP: Coach, Inc.; Gucci Group N.V.; Movado Group Inc.; Neiman Marcus Group, Inc.; Nordstrom Inc.; Polo Ralph Lauren Corp.; Saks Inc.; Sotheby Holdings Inc.; Williams Sonoma Inc.; and Zale Corp.

                 DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD

ITEM I - ELECTION OF DIRECTORS

       Each year, we elect directors at an Annual Meeting of Stockholders. At the 2005 Annual Meeting, nine directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.

       It is not anticipated that any of this year's nominees will be unable to serve as a director, but if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.

       Information concerning each of the nominees is set forth below:

---------------------
Michael J. Kowalski        Mr. Kowalski, 53, is Chairman of the Board and Chief
                           Executive Officer of Tiffany & Co.  He succeeded
                           William R. Chaney as Chairman at the end of fiscal year 2002 and as Chief Executive Officer in February
                           1999. Prior to his appointment as President in January 1996, he was an Executive Vice President of
                           Tiffany & Co., a position he had held since March
                           1992. Mr. Kowalski also served as Tiffany & Co.'s
                           Chief Operating Officer from January 1997 until his appointment as Chief Executive Officer. He became a director of Tiffany & Co. in January 1995.
                           Mr. Kowalski also serves on the boards of Fairmont
                           Hotels and Resorts and The Bank of New York. The
                           Bank of New York is Tiffany's principal banking relationship, serving as Administrative Agent and a lender under a Revolving Credit Facility and as trustee of Tiffany's Employee Pension Plan.

---------------------
Rose Marie Bravo           Ms. Bravo, 54, is Chief Executive of Burberry
                           Limited and is a member of its board of directors.
                           Ms. Bravo previously served as President of Saks
                           Fifth Avenue from 1992 to 1997. Ms. Bravo became a director of Tiffany & Co. in October 1997 when she was selected by the Board to fill a newly created directorship. She also serves on the Board of Directors of Estee Lauder Companies Inc.

---------------------
William R. Chaney          Mr. Chaney, 72, is the former Chairman of the Board.
                           He resigned that office effective January 31, 2003.
                           Mr. Chaney joined Tiffany in January 1980 as a member of the Board and was named Chairman and Chief
                           Executive Officer of Tiffany & Co. in August 1984.
                           He resigned as Chief Executive Officer effective
                           February 1, 1999. Prior to joining Tiffany, he served as an executive officer of Avon Products, Inc.

---------------------
Samuel L. Hayes III        Prof. Hayes, 70, was the Jacob H. Schiff Professor of
                           Investment Banking at the Harvard Business School from 1975 to 1998, when he became the Jacob H.
                           Schiff Professor Emeritus. He was elected a director of Tiffany & Co. in 1984. He also serves on the Boards of Directors of the Eaton Vance Group of Funds and Telect, Inc.

---------------------
Abby F. Kohnstamm          Ms. Kohnstamm, 51, is the Senior Vice President,
                           Marketing of IBM Corporation. In this capacity, she has overall responsibility for marketing at IBM. In addition, she is a member of IBM's Operating Team, which oversees overall operating performance across the company. Prior to joining IBM in June 1993, Ms. Kohnstamm held a number of senior marketing positions at American Express. Ms. Kohnstamm also serves on the Board of Trustees of Tufts University and the Board of Overseers at New York University's
                           Stern School of Business. She became a director of Tiffany & Co. in July 2001, when she was selected by the Board to replace a retiring director. IBM
                           Corporation and its affiliated companies provide data-processing and communication hardware, software and services to Tiffany and purchase business gifts from Tiffany.

---------------------
Charles K. Marquis         Mr. Marquis, 62, is a Senior Advisor to Investcorp
                           International, Inc. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher
                           L.L.P.  He was elected a director of Tiffany & Co.
                           in 1984. Mr. Marquis also serves on the Board of Directors of CSK Auto Corporation.

---------------------
J. Thomas Presby           Mr. Presby, 65, is active as a director, investor and
                           business advisor.  He is a Certified Public
                           Accountant. He retired in 2002 from a 30-year career as a partner in Deloitte Touche Tohmatsu. At
                           Deloitte, he held numerous positions in the United
                           States and abroad, including the posts of Deputy
                           Chairman and Chief Operating Officer. Mr. Presby is a graduate of Rutgers University and holds a masters degree in Industrial Administration from Carnegie
                           Mellon University. He was selected to be a director of the Company in November 2003 by the Board to fill a newly created position on the Board. Mr. Presby serves as a director and audit committee chair of World Fuel Services, Inc., TurboChef Technologies,
                           Inc. and the German Marshall Fund of the United
                           States.

---------------------
James E. Quinn             Mr. Quinn, 53, is President of Tiffany & Co.,
                           responsible for sales throughout the world. Prior to his appointment as Vice Chairman in January 1998, Mr. Quinn was an Executive Vice President of Tiffany
                           & Co., a position he had held since March 1992. He became a director of Tiffany & Co. in January 1995.
                           He is also a member of the Boards of Directors of BNY
                           Hamilton Funds, Inc. and Mutual of America Capital
                           Management, Inc.

---------------------
William A. Shutzer         Mr. Shutzer, 58, is a partner of Evercore Partners, a
                           financial advisory and private equity firm.   He
                           previously served as a Managing Director of Lehman
                           Brothers from 2000 through 2003, a Partner in Thomas
                           Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of
                           ING Baring Furman Selz LLC from 1998 through 1999,
                           President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was elected a director of the Company in 1984. Mr. Shutzer is also a member of the Boards of Directors of Jupiter
                           Media Corp., American Financial Group, Inc., CSK
                           Auto Corporation and TurboChef Technologies, Inc.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NINE NOMINEES FOR DIRECTOR

ITEM II - APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       Upon the recommendation of its Audit Committee, the Board has appointed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to examine the Company's consolidated financial statements for fiscal year 2005. We are asking you to ratify our selection.

       PwC has served as the Company's independent registered public accounting firm since 1984.

       A representative of PwC will be in attendance at the Annual Meeting to respond to appropriate questions raised by stockholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

       The Board may review its selection if its appointment is not approved by the stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005.

ITEM III - APPROVAL OF AN AMENDMENT TO THE 1998 EMPLOYEE INCENTIVE PLAN TO ADD A PERFORMANCE FACTOR (RETURN ON AVERAGE ASSETS)

       The Company's 1998 Employee Incentive Plan (the "1998 Incentive Plan") was approved by the stockholders at their 1998 Annual Meeting. At their 2000 Annual Meeting, the stockholders approved the first amendment to the Incentive Plan and at their 2003 Annual Meeting the Stockholders approved the second amendment to the 1998 Incentive Plan.

       On January 20, 2005, the Board adopted a further amendment to the 1998 Incentive Plan. If that amendment is approved by the stockholders at their 2005 Annual Meeting, the Company will have the authority to use return on average assets as a Performance Measure.

       The Board wishes to use return on average assets as a Performance Measure as part of the Company's Long-Term Incentive Compensation program so that the compensation of the executive officers may be tied to the strategic objective of improving return on assets. If the amendment is not approved, the vesting of Performance-Based Restricted Stock Units will be determined only by earnings performance and will not be adjusted upwards or downwards for failure to meet the return on assets test set by the Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Long-Term Incentive Plan Awards in Last Fiscal Year" above.

       If the proposed amendment is approved, the text of subsection 9.1 of the 1998 Incentive Plan will be modified to read as follows:

       Performance Measures. Unless and until the Board proposes for stockholder vote and the stockholders of the Company approve a change thereto, the Performance Measures used to determine the attainment of Performance Goals with respect to Other Incentive Awards and

       Stock Awards to Named Executive Employees which are designed to qualify for the Performance-Based Exception shall be any one or more of the following: (I) as reported in the Company's Annual Report to Stockholders which is included in the Company's Annual Report on Form 10-K, (A) the Company's consolidated net earnings or (B) the Company's consolidated earnings per share on a diluted basis; AND (II) THE COMPANY'S CONSOLIDATED RETURN ON AVERAGE ASSETS IN EACH OF THE FISCAL YEARS IN THE PERFORMANCE PERIOD, EXPRESSED AS A PERCENTAGE, AND THEN AVERAGED OVER THE ENTIRE PERFORMANCE PERIOD; IN EACH OF THE FISCAL YEARS IN THE PERFORMANCE PERIOD, AVERAGE ASSETS WILL BE COMPUTED BY AVERAGING TOTAL ASSETS AT THE BEGINNING AND AT THE END OF THE FISCAL YEAR; TO COMPUTE RETURN ON AVERAGE ASSETS IN ANY SUCH FISCAL YEAR, NET EARNING FOR SUCH FISCAL YEAR SHALL BE DIVIDED BY AVERAGE ASSETS. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year. (BOLD indicates new material)

       If the 2005 Incentive Plan is approved by the stockholders (see Item IV below), the 1998 Incentive Plan will be deemed amended so that no further awards may be made under such Plan after May 1, 2005. Awards will instead be made under the 2005 Incentive Plan.

       - If the stockholders approve both this Item III and the 2005 Incentive Plan, no further awards will be made under the 1998 Incentive Plan, although existing awards made prior to May 1, 2005 under the 1998 Incentive Plan will remain outstanding, subject to vesting, exercise or expiration.
       - If the stockholders approve both this Item III and the 2005 Incentive Plan, the only effect of approval of this Item III will be in the inclusion of return on average assets as a Performance Factor for the Performance-Based Restricted Stock Units granted in January of 2005. See "Compensation Committee Report" and "Long
              Term Incentive Plan Awards in the Last Fiscal Year" above.
       -      If the 2005 Incentive Plan is not approved by the stockholders, further awards may be made under the 1998 Incentive Plan.
       -      If this Item III is not approved by the stockholders, return on average assets will not be used as a Performance Factor for the Performance-Based Restricted Stock Units granted in January of 2005. See "Compensation Committee Report" and "Long Term Incentive Plan Awards in the Last Fiscal Year" above.

THE MATERIAL FEATURES OF THE 1998 INCENTIVE PLAN AND THE 2005 INCENTIVE PLAN ARE SUMMARIZED BELOW UNDER "MATERIAL FEATURES OF THE INCENTIVE PLANS".

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL.

ITEM IV - APPROVAL OF THE 2005 EMPLOYEE INCENTIVE PLAN

       On March 17, 2005, the Board adopted, subject to stockholder approval at the 2005 Annual Meeting of Stockholders, the Company's 2005 Employee Incentive Plan (the "2005 Incentive Plan"). The Board believes that the 2005 Incentive Plan will provide flexibility to the structure competitive compensation programs that can be used to retain and attract employees for the Company and its subsidiaries, motivate participants to achieve the Company's operating and strategic goals and further link the interest of participants with those of the Company's other stockholders, thereby promoting the long-term financial interests of the Company and its subsidiaries, including the growth in value of stockholders' equity and the enhancement of long-term returns.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL.

MATERIAL FEATURES OF THE INCENTIVE PLANS

       Following is a summary of the material features of the 1998 Incentive Plan and the 2005 Incentive Plan.

       The 1998 Incentive Plan and the 2005 Incentive Plan are substantially similar. A copy of the 2005 Incentive Plan is attached to this Proxy Statement as Appendix III. The following is a summary of the material features of both plans. In this summary, the 1998 Incentive Plan and the 2005 Incentive Plan will be together referred to as the "Incentive Plans." Features that are not identical in each plan will be described.

       In the summary that follows, all share numbers and option prices for grants under the 1998 Incentive Plan have been adjusted to reflect the two-for-one splits of the Company's common stock that became effective in July 1999 and 2000, respectively.

       Maximum Number of Shares. As of March 24, 2005, the maximum number of shares of common stock that may be issued under 1998 Incentive Plan awards is 15,373,764 shares, of which 1,462,262 have already been issued, 11,861,629 are subject to prior grants and may be issued on exercise of options or vesting of stock awards. Accordingly, if the 2005 Plan is not approved, 2,049,873 shares remain available for grant under the 1998 Incentive Plan. (This assumes that the Board will act to allocate 1,000,000 shares previously repurchased to the 1998 Incentive Plan.) This maximum is subject to adjustment. See Maximum Number of Shares and Adjustments for Corporate Transactions below.

       If the 2005 Incentive Plan is approved by the Company's stockholders, the maximum number of shares of common stock that may be issued under all Incentive Plan awards will be increased to 26,373,764 shares, of which 1,462,262 have already been issued, 11,861,629 are subject to prior grants and may be issued on exercise of options or vesting of stock awards. Accordingly, if the 2005 Plan is approved, a maximum of 11,000,000 shares will be available for grant under the 2005 Incentive Plan and no shares will remain available for grant under the 1998 Incentive Plan.

      The maximum number of shares that will be available for grant under the 2005 Incentive Plan is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. See Stock Awards below. Thus, when a share is issued on vesting of a stock award, the maximum is reduced by 1.58 shares and when a share is issued on exercise of an option the maximum is reduced by one share. The maximum number of shares available for grant under the 2005 Incentive Plan is also subject to adjustment for corporate transactions. See Maximum Number of Shares and Adjustments for Corporate Transactions below.

      Stock Options Already Granted Under the 1998 Incentive Plan. The following table provides information concerning non-qualified stock options ("NQSOs") that have been granted through March 24, 2005 to employees of the Company's subsidiaries under the 1998 Incentive Plan:

                                                                 Percent of Option          Weighted
Person or Group Granted                    Aggregate Option      Shares Granted to      Average Exercise
NQSOs                                       Shares Granted         All Employees             Price

-----------------------------              ----------------      -----------------      ----------------
Michael J. Kowalski                           1,290,000                  9.3%               $28.2701
Chairman and CEO

James E. Quinn                                  912,500                  6.6%               $27.7817
President

Beth O. Canavan                                 403,000                  2.9%               $31.3659
Executive Vice President

James N. Fernandez                              693,000                  5.0%               $28.3027
Executive Vice President
and Chief Financial Officer

Patrick B. Dorsey                               277,000                  2.0%               $30.3847
Senior Vice President,
General Counsel and Secretary

====================================================================================================

All Executive Officers as a Group             4,933,000                 34.6%               $29.0727

All Employees Who Are Not
Executive Officers as a Group                 8,888,530                 65.4%               $30.2821
----------------------------------------------------------------------------------------------------
TOTAL                                        13,821,530                  100%               $29.8504

      Stock Unit Awards Already Made Under the 1998 Incentive Plan. The following table provides information concerning restricted stock units awards that have been granted through March 24, 2005 to employees of the Company's subsidiaries under the 1998 Incentive Plan:

                                                              Percent of Units
Person or Group Awarded                     Aggregate            Granted to
Restricted Stock Units                    Units Granted         All Employees                Type of Award

-----------------------                  ---------------      ----------------        -----------------------------
Michael J. Kowalski                           92,000               10.7%              Three-Year Performance Period
Chairman and CEO

James E. Quinn                                58,000                6.7%              Three-Year Performance Period
President

Beth O. Canavan                               32,000                3.7%              Three-Year Performance Period
Executive Vice President

James N. Fernandez                            44,000                5.1%              Three-Year Performance Period
Executive Vice President
and Chief Financial Officer

Patrick B. Dorsey                             24,000                2.8%              Three-Year Performance Period
Senior Vice President,
General Counsel and Secretary

======================================================================================================================

All Executive Officers as a Group            346,000               40.1%              Three-Year Performance Period

All Employees Who Are Not
Executive Officers as a Group                517,812               59.9%              Four-year vesting, 25% per year
---------------------------------------------------------------------------------------------------------------------
TOTAL                                        863,812                100%

      Market Value Per Share. As of March 24, 2005, the market value of one share of the Company's Common Stock, $0.01 par value, was $32.43 calculated as the mean between the lowest and highest reported sales price of such a share on such date as reported in the New York Stock Exchange Composite Transactions Index.

      Administration of the Incentive Plans. The Incentive Plans are administered by the Stock Option Subcommittee of the Compensation Committee which consists of two or more outside directors selected by the Board (the "Committee"). The Committee has the authority to determine:

      -     employees to whom awards are granted,
      -     the size and type of awards, and
      -     the terms and conditions of such awards.

      Number and Identity of Future Participants and Form of Awards Not Yet Determined. Under the Incentive Plans, the Committee may designate any employee of the Company or its related companies as a participant. The number and identity of participants to whom awards will eventually be made under the Incentive Plans has not yet been determined, and subject to the

Incentive Plans, the form of such awards is at the discretion of the Committee. It is therefore not possible at this time to provide specific information as to actual future award recipients or the form of such awards. However, to date, participation has been limited to management employees. In January of 2005, when grants were last made under the 1998 Employee Incentive Plan, 905 employees were named by the Committee as Participants.

      Awards Available under the Incentive Plans. Following are summaries of the various awards available under the Incentive Plans.

                                Options and SARs

      The grant of a stock option entitles the holder to purchase a specified number of shares of the Company's Common Stock at an exercise price specified at the time of grant.

      Stock options may be granted in the form of NQSOs or incentive stock options ("ISOs"). Grants of ISOs must fulfill the requirements applicable to an "incentive stock option" described in Section 422(b) of the Internal Revenue Code.

      The grant of a stock appreciation right ("SAR") entitles the holder to receive the appreciation value, if any, for a specific number of shares of the Company's common stock over a specific time period. The Committee may provide the appreciation value in cash or in shares. The appreciation value is equal to all or a portion of the growth in the fair market value over an exercise price specified at the time of grant.

      The Incentive Plans limit the discretion of the Committee with respect to Options and SARs as follows:

      -     the term of an option or SAR may not exceed 10 years,
      - the per-share exercise price of each option or SAR must be established at the time of grant or determined by a formula established at the time of grant,
      - the exercise price may not be less than 100% of fair market value as of the "pricing date",
      - the per-share exercise price may not be decreased after grant except for adjustments made to reflect stock splits and other corporate transactions (see Maximum Number of Shares and Adjustments for Corporate Transactions below),
      - neither an option nor an SAR may be surrendered for a new option or SAR with a lower exercise price and
      - the pricing date must generally be the grant date, subject to limited exceptions.

                                  Stock Awards

      A stock award is the grant of shares of the Company's Common Stock or a right to receive such shares, their cash equivalent or a combination of both. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

                              Cash Incentive Awards

      Cash awards may be granted as determined by the Committee. Terms of cash awards must be set out by agreement, which may specify performance periods and goals. The Committee has the discretion to adjust pre-established Performance Goals under certain circumstances.

      Settlement of Awards, Deferred Settlements Tax Withholding and Dividend Equivalents

      The Committee has the discretion to settle awards through cash payments, delivery of Common Stock, the grant of replacement awards or any combination thereof.

      The Committee may permit the payment of the option exercise price to be made as follows:

      -     in cash,
      -     by the tender of the Company's shares of Common Stock, or
      - by irrevocable authorization to a third party to sell shares received upon exercise of the option and to remit the exercise price.

      Before distribution of any shares pursuant to an award, the Committee may require the participant to remit funds for any required tax withholdings. Alternatively, the Committee may withhold shares to satisfy such tax requirements. All cash payments made under the Incentive Plan may be net of any required tax withholdings.

      The Committee may provide for the deferred delivery of stock upon the exercise of an option or SAR or upon the grant of a stock award. Such deferral can be evidenced by use of "Stock Units" - bookkeeping entries equivalent to the fair market value, from time to time, of a specified number of shares. Stock Units are settled at the end of the applicable deferral period by delivery of shares or as otherwise determined by the Committee.

      The Committee has the discretion to provide participants with the right to receive dividends or dividend equivalent payments with respect to the underlying shares of Common Stock.

                         Duration of the Incentive Plans

      Under the 1998 Incentive Plan as now in effect, no award may be made after March 19, 2008; however, upon stockholder approval of the 2005 Incentive Plan at the 2005 Annual Meeting, no additional awards will be made under the 1998 Incentive Plan. However, the 1998 Incentive Plan shall remain in effect as long as any awards are outstanding.

      If the 2005 Incentive Plan is approved by the stockholders at the 2005 Annual Meeting, no award may be made under the 2005 Incentive Plan after April 30, 2015. However, the plan shall remain in effect as long as any awards previously made remain outstanding.

  Maximum Number of Shares and Adjustments for Corporate Transactions under the
                                 Incentive Plans

      Subject to further adjustments for corporate transactions, as discussed below, the maximum number of shares of the Company's Common Stock now remaining available for delivery to participants under the Incentive Plans is 2,049,873. If the 2005 Incentive Plan is approved, this maximum will be increased to 13,049,873 shares.

      Shares subject to an award that are not delivered because of forfeiture, cancellation or cash settlement become available for further grant. If a participant exercises an option by delivery of previously-owned shares in payment of the exercise price, only the excess of the shares issued to the employee above the number of shares delivered in payment will be counted against the maximum.

      The maximum number of shares which may be delivered under the Incentive Plans is subject to further adjustment for corporate transactions, such as:

      -     stock splits, stock dividends and stock distributions,
      - any other transaction in which outstanding shares of Common Stock are increased, decreased, changed or exchanged, or
      - a transaction in which cash, property, Common Stock or other securities are distributed in respect of outstanding shares.

      If such a corporate transaction occurs, the Committee will make appropriate adjustments in:

      - the number and/or type of shares for which awards may be granted under the Incentive Plans after such transaction, and
      - the number and/or type of shares or securities for which awards then outstanding under the Incentive Plans may be exercised after such transaction - such adjustments would be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding options or SARs.

      For example, to adjust for the last corporate transaction - the two-for-one stock split that became effective in July 2000 - the Committee doubled the maximum number of shares that could be issued under the 1998 Incentive Plan. The Committee also doubled the number of unexercised shares that were the subject of outstanding options and cut the corresponding per-share exercise price in half.

      Other Limits Under the 1998 Incentive Plan. Subject to further adjustment for corporate transactions, as discussed above, the 1998 Incentive Plan imposes the following limits:

      - shares that may be issued as ISOs under the 1998 Incentive Plan - 1,000,000,
      - shares that may be issued as stock awards under the 1998 Incentive Plan - 1,000,000,
      -     shares that may be granted in any one fiscal year to any one participant pursuant to any and all awards - 400,000 and
      -     maximum aggregate cash pay-out in any one fiscal year for cash awards to a "covered executive" - $2,000,000.

      The last two limits mentioned above will not apply if the Committee determines that the award(s) in question to a "covered executive" will be non-deductible to the Company (see Section 162(m) of the Code below).

      Other Limit Under the 2005 Incentive Plan. Subject to further adjustment for corporate transactions, as discussed above, the 2005 Incentive Plan imposes the following limit:

      - shares that may be issued as ISOs under the 2005 Incentive Plan - 1,000,000.

      Amendment of Incentive Plans. The Board may, at any time, amend or terminate either Incentive Plan. However, the approval of the Company's stockholders will be required for any amendment (other than adjustments for corporate transactions) which would:

      - increase the maximum number of shares that may be delivered under the Incentive Plans as described in Maximum Number of Shares and Adjustments for Corporate Transactions above,
      - increase any of the limits described above under Other Limits Under the 1998 Incentive Plan or under Other Limit Under the 2005 Incentive Plan,
      - decrease the minimum exercise price for an option or SAR or permit the surrender of an option or an SAR as consideration in exchange for a new award with a lower exercise price, each as described above under Options and SARs, or
      - increase the maximum term of an Option or SAR as described above under Options and SARs.

      Federal Income Tax Consequences of Incentive Plan Awards. The Company believes that under present law and regulations the federal income tax treatment of the various awards that may be made under the Incentive Plan will be as described below. In general, the Company's and its subsidiaries' right to claim a deduction is subject to the requirements of Section 162(m) of the Code (See
Section 162(m) of the Code below).

      The grant of an NQSO will not have any tax consequence to the Company nor to the participant. The exercise of an NQSO will require the participant to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon the option exercise, the participant will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or exercise of an NQSO.

      The grant of an ISO will not have any tax consequence to the Company nor to the participant. The exercise of an ISO will not cause the participant to realize ordinary taxable income nor permit the Company to take a deduction unless the participant disposes of the acquired shares within the later of two years after the grant of the option and one year after the date of the exercise. (However, for purposes of computing the participant's alternative minimum tax liability, the spread between the option price and the stock's fair market value on the date of the ISO exercise is treated as income.) If the participant fails to achieve that minimum holding period before deposition, the participant will be treated as though he or she had exercised a NQSO for tax purposes and the Company will be treated as though the participant had exercised a NQSO (see NQSOs above). If the participant achieves the minimum holding period, any gain or loss that is realized on the subsequent disposition of such shares will be treated as long-term capital gain or loss.

      The grant of an SAR will not have any tax consequence to the Company nor to the participant. The exercise of an SAR will require the participant to include in his or her taxable ordinary income the amount of any cash received plus the fair market value of any shares issued as the result of the exercise. Upon a subsequent sale or taxable exchange of shares, if any, acquired upon an SAR exercise, the participant will recognize long-or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or exercise of an SAR.

      The grant of a stock award (including a stock unit) will not have any tax consequence to the Company nor to the participant if, at the time of the grant, the shares or units provided to the participant are subject to a substantial risk of forfeiture, and provided further that the participant chooses not to elect to recognize income. The participant may, however, elect to recognize taxable ordinary income at the time of a stock (but not a unit) grant equal to the fair market value of the stock awarded. Failing such an election, as of the date the shares provided to a participant under a stock award are no longer subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income equal to the fair market value of the stock. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a stock award.

      The participant will recognize taxable ordinary income when he or she is in receipt or constructive receipt of a cash award. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a cash award.

      Section 162(m) of the Code. The Company's and its subsidiaries' right to claim a tax deduction with respect to compensation provided under the Incentive Plan to covered executives may be subject to the limitations of Section 162(m) of the Code. Section 162(m) provides that no deduction shall be allowed for applicable employee remuneration with respect to any covered executive in excess of $1,000,000 for a taxable year. However, qualified performance-based compensation is not subject to this $1,000,000 limitation. "Covered executives" are the Company's chief executive officer and the four other employees whose compensation is required to be reported to its stockholders under the Securities Exchange Act of 1934.

      Options and SARs granted under the Incentive Plans will be qualified performance-based compensation if:

      - the exercise price is no less than fair market value on the date of the grant,
      - if such plan is approved by the stockholders of the Company (the 1998 Incentive Plan was approved in 1998 and the 2005 Incentive Plan is hereby submitted for approval), and
      - if the members of the Committee are all "outside directors" as defined under Section 162(m) of the Code and the regulations promulgated thereunder.

      Stock and cash awards under the Incentive Plans may be designed by the Committee to be qualified performance-based compensation. The Committee must specify objective performance goals to be attained over a performance period as a condition to the award. For such awards under the 1998 Incentive Plan, the measures of performance used to determine attainment of performance goals over any performance period shall be the Company's:

      -     net earnings and/or
      -     earnings per share on a diluted basis.

For such awards under the 2005 Incentive Plan, such measures of performance are the Company's:

      -     net earnings,
      -     earnings per share on a diluted basis
      -     net sales,
      -     net sales for any channel of distribution,
      -     return on average assets
      -     selling, general and administrative expenses,
      -     earnings from operations,
      -     earnings before income taxes, and/or
      -     net cash provided by operating activities.

      The Committee retains the right to make post-award adjustments to reflect certain extraordinary events.

      It is the current intention of the Board that the Committee shall at all times be composed of persons qualifying as "outside directors" and that the Committee shall consider the effect of Section 162(m) in designing and making awards under the Incentive Plan to covered executives. However, under the Incentive Plan, the Committee has the discretion to make awards that will not be so qualified and may find it in the best interest of the Company to do so from time to time.

      The Incentive Plan is not the exclusive means available to the Company to provide incentive compensation to employees of the Company and its subsidiaries.

          [The balance of this page has been intentionally left blank]

                                  OTHER MATTERS

STOCKHOLDER PROPOSALS, IN GENERAL

      If you would like to nominate a candidate for director or bring other business before the stockholders at the 2006 Annual Meeting, which is currently expected to take place on May 18, 2006, you must comply with the following requirements:

      -     you must notify the Secretary of the Company in writing no earlier than January 19, 2006, and no later than February 18, 2006,
      -     if the matter you wish to present is other than the nomination of a candidate for director, your proposal must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and
      - your proposal must contain all of the information required under our By-laws, a copy of which is available, at no charge, from the Secretary or on our website.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING

      If you wish to submit a proposal to be included in the Proxy Statement for our 2006 Annual Meeting, we must receive it no later than December 15, 2005. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York, 10022, addressed to the attention of Patrick B. Dorsey, Secretary.

REMINDER TO VOTE

      Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by Internet as soon as you can so that your vote may be recorded and counted.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Patrick B. Dorsey
                                     Patrick B. Dorsey
                                     Secretary

                                     New York, New York
                                     April 14, 2005

                                                                      Appendix I

                                  TIFFANY & CO.
                            (A DELAWARE CORPORATION)

                         Corporate Governance Principles
                         -------------------------------

         (as adopted by the full Board of Directors on January 15, 2004)

1.    Director Qualification Standards; Size of the Board; Audit Committee
      Service.

      a. A majority of the directors shall meet the independence requirements set forth in Section 303A.01 and .02 of the New York Stock Exchange Corporate Governance Rules. A director shall not be deemed to have met such independence requirements unless the Board has affirmatively determined that it be so. In making its determination of independence, the Board shall broadly consider all relevant facts and circumstances and assess the materiality of each director's relationship(s) with the Corporation and/or its subsidiaries. If a director is determined by the Board to be independent, all relationships, if any, that such director has with the Corporation and/or its subsidiaries which were determined by the Board to be immaterial to independence shall be disclosed in the Corporation's annual proxy statement.

      b. A director shall be younger than age 72 when elected or appointed and a director shall not be recommended for re-election by the stockholders if such director will be age 72 or older on the date of the annual meeting or other election in question, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.

      c. A director need not be a stockholder, but shall be encouraged to become a stockholder by virtue of the Corporation's policies and plans with respect to stock options for directors and otherwise.

      d. Consistent with 1.a. above, candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become directors, and for recommending to the Board director nominees for the next annual meeting of the stockholders.

      e. From time to time, the Nominating/Corporate Governance Committee will recommend to the Board the number of directors constituting the entire Board. Based upon that recommendation, the current nature of the Corporation's business, and the talents and business experience of the existing roster of directors, the Board believes that nine directors is an appropriate number at this time.

      f. The Board shall be responsible for determining the qualification of an individual to serve on the Audit Committee as a designated "audit committee financial expert," as required by applicable rules of the SEC under Section 407 of the Sarbanes-Oxley Act. In addition, to serve on the Audit Committee, a director must meet the standards for independence set forth in Section 301 of the Sarbanes-Oxley Act. To those ends, the Nominating/Corporate Governance Committee will coordinate with the Board in screening any new candidate for audit committee financial expert or who will serve on the Audit Committee and in evaluating whether to re-nominate any existing director who may serve in the capacity of audit committee financial expert or who may serve on the Audit Committee. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then, in the case of each such Audit Committee member, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation's Audit Committee and disclose such determination in the Corporation's annual proxy statement.

      g. Any director who changes his or her employer or otherwise has a significant change in job responsibilities, or who accepts or intends to accept a directorship with another public company (or with any other organization that would require a significant time commitment) that he or she did not hold when such director was most recently elected to the Board, shall advise the secretary of the Corporation of such change or directorship and the secretary of the Corporation shall advise the members of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee shall consider, in light of such advice, the continued appropriateness of such director's membership on the Board and each committee of the Board on which such director participates. In some instances, taking into account all relevant factors and circumstances, it may be appropriate for the Nominating/Corporate Governance Committee to ask the director to resign as director or to cease participation on certain committees, or to recommend to the Board that such director not be re-nominated to the Board.

      h. Subject to 1.b above, directors of the Corporation are not subject to term limits. However, the Nominating/Corporate Governance Committee will consider each director's continued service on the Board each year and recommend whether each director should be re-nominated to the Board. Each director will be given an opportunity to confirm his or her desire to continue as a member of the Board.

2.    Attendance and Participation at Board and Committee Meetings.

      a. Directors shall be expected to attend six regularly scheduled board meetings in person, if practicable, or by telephone, if attendance in person is impractical. Directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled board meetings will be practicable.

      b. For committees on which they serve, directors shall be expected to attend regularly scheduled meetings in person, if practicable, or by telephone, if attendance in person is impractical or if telephone participation is the expected means of participation. For committees on which they serve, directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled committee meetings will be practicable.

      c. Directors shall attempt to make time to attend, in person or by telephone, specially scheduled meetings of the Board or those committees on which they serve.

      d. Directors shall, if practicable, review in advance all meeting materials provided by management, the other directors or consultants to the Board.

      e. Directors shall familiarize themselves with the policies and procedures of the Board with respect to business conduct, ethics, confidential information and trading in the Corporation's securities.

      f. Nothing stated herein shall be deemed to limit the duties of directors under applicable law.

3.    Director Access to Management and Independent Advisors.

      a. Executive officers of the Corporation and its subsidiaries shall make themselves available, and shall arrange for the availability of other members of management, employees and consultants, so that each director shall have full and complete access with respect to the business, finances and accounting of the Corporation and its subsidiaries.

      b. The chief financial officer and the chief legal officer of the Corporation will regularly attend Board meetings (other than those portions of Board meetings that are reserved for independent or non-management directors or those portions in which the independent or non-management directors meet privately with the chief executive officer) and the Board encourages the chief executive officer to invite other executive officers and non-executive officers to Board meetings from time to time in order to provide additional insight into items being discussed and so that the Board may meet and evaluate persons with potential for advancement.

      c. If the charter of any Board committee on which a director serves provides for access to independent advisors, any executive officer of the Corporation is authorized to arrange for the payment of the reasonable fees of such advisors at the request of such a committee acting by resolution or unanimous written consent.

4.    Director Compensation.

      a. Directors shall be compensated in a manner and at a level sufficient to encourage exceptionally well-qualified candidates to accept service upon the Board and to retain existing directors. The Board believes that a meaningful portion of a director's compensation should be provided in, or otherwise based upon appreciation in the market value of, the Corporation's Common Stock.

      b. To help determine the form and amount of director compensation, the staff of the Corporation shall, if requested by the Board provide the Board with data drawn from public company filings with respect to the fees and emoluments paid to outside directors by comparable public companies.

      c. Contributions to charities with which an independent or non-management director is affiliated will not be used as compensation to such a director and management will use special efforts to avoid any appearance of impropriety in connection with such contributions, if any.

      d. Management will advise the Board should the Corporation or any subsidiary wish to enter into any direct financial arrangement with any director for consulting or advisory services, or into any arrangement with any entity affiliated with such director by which the director may be indirectly benefited, and no such arrangement shall be consummated without specific authorization from the Board.

5.    Director Orientation and Continuing Education.

      a. Each executive officer of the Corporation shall meet with each new director and provide an orientation into the business, finance and accounting of the Corporation.

      b. Each director shall be reimbursed for reasonable expenses incurred in pursuing continuing education with respect to his/her role and responsibilities to the stockholders and under law as a director.

6.    Management Succession

      a. The Board, assisted by the Corporate Nominating/Corporate Governance Committee and the Compensation Committee, shall select, evaluate the performance of, retain or replace the chief executive officer. Such actions will be taken with (i) a view to the effectiveness and execution of strategies propounded by and decisions taken by the chief executive officer with respect the Corporation's long-term strategic plan and long-term financial returns and (ii) applicable legal and ethical considerations.

      b. In furtherance of the foregoing responsibilities, and in contemplation of the retirement, or an exigency that requires the replacement, of the chief executive officer, the Board shall, in conjunction with the chief executive officer, oversee the selection and evaluate the performance of the other executive officers.

7.    Annual Performance Evaluation of the Board.

      a. The Nominating/Corporate Governance Committee is responsible to assist the Board in the Board's oversight of the Board's own performance in the area of corporate governance.

      b. Annually, each director will participate in an assessment of the Board's performance in the area of corporate governance. The results of such self-assessment will be provided to each director.

8.    Matters for Board Review, Evaluation and/or Approval.

      a. The Board is responsible under the law of the State of Delaware to review and approve significant actions by the Corporation including major transactions (such as acquisitions and financings), declaration of dividends, issuance of securities and appointment of officers of the Corporation.

      b. The Board is responsible, either through its committees, or as guided by its committees, for those matters which are set forth in the respective charters of the Auditing, Nominating/Corporate Governance and Compensation Committees or as otherwise set forth in the corporate governance rules of the New York Stock Exchange.

      c. The following matters, among others, will be the subject of Board deliberation:

            i. annually, the Board will review and if acceptable approve the Corporation's operating plan for the fiscal year, as developed and recommended by management;

            ii. at each regularly scheduled meeting of the Board, the directors will review actual performance against the operating plan;

            iii. annually, the Board will review and if acceptable approve the Corporation's five-year strategic plan, as developed and recommended by management;

            iv. from time to time, the Board will review topics of relevance to the approved or evolving strategic plan, including such topics identified by the Board and those identified by management;

            v. annually, the charters of the Audit, Nominating/Corporate Governance, and Compensation Committees will be reviewed and, if necessary, modified, by the Board;

            vi. annually, the delegation of authority to officers and employees for day-to-day operating matters of the Corporation and its subsidiaries will be reviewed and if acceptable approved by the Board;

            vii. annually, the Corporation's investor relations program will be reviewed by the Board;

            viii. annually, the schedule of insurance coverage for the Corporation and its subsidiaries will be reviewed by the Board;

            ix. annually, the status of various litigation matters in which the Corporation and its subsidiaries are involved will be presented to and discussed with the Board;

            x. annually, the Corporation's policy with respect to the payment of dividends will be reviewed and if acceptable approved by the Board;

            xi. annually, the Corporation's program for use of foreign currency hedges and forward contracts will be reviewed and if acceptable approved by the Board; and

            xii. from time to time, the Corporation's use of any stock re-purchase program approved by the Board will be reviewed by the Board.

9.    Management's Responsibilities

      Management is responsible to operate the Corporation with the objective of achieving the Corporation's operating and strategic plans and building value for stockholders on a long-term basis. In executing those responsibilities management is expected to act in accordance with the policies and standards established by the Board (including these principles), as well as in accordance with applicable law and for the purpose of maintaining the value of the trademarks and business reputation of the Corporation's subsidiaries. Specifically, the chief executive officer and the other executive officers are responsible for:

            i. producing, under the oversight of the Board and the Audit Committee, financial statements for the Corporation and its consolidated subsidiaries that fairly present the financial condition, results of operation, cash flows and related risks in accordance with generally accepted accounting principles, for making timely and complete disclosure to investors, and for keeping the Board and the appropriate committees of the Board informed on a timely basis as to all matters of significance;

            ii. developing and presenting the strategic plan, proposing amendments to the plan as conditions and opportunities dictate and for implementing the plan as approved by the Board;

            iii   developing and presenting the annual operating plans and
budgets and for implementing those plans and budgets as approved by the Board;

            iv. creating an organizational structure appropriate to the achievement of the strategic and operating plans and recruiting, selecting and developing the necessary managerial talent;

            v. creating a working environment conducive to integrity, business ethics and compliance with applicable legal and Corporate policy requirements;

            vi. developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: the Corporation's transactions are properly authorized; the Corporation's assets are safeguarded against unauthorized or improper use; and the Corporation's transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Corporation and its consolidated subsidiaries in conformity with generally accepted accounting principles and any other legally required criteria applicable to such statements; and

            vii. establishing, maintaining and evaluating the Corporation's disclosure controls and procedures. The term "disclosure controls and procedures" means controls and other procedures of the Corporation that are designed to ensure that information required to be disclosed by the Corporation in the reports filed by it under the Securities Exchange Act of 1934 (the "Act") is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports it files under the Act is accumulated and communicated to the Corporation's management, including its principal executive and financial officers, to allow timely decisions regarding required disclosure. To assist in carrying out this responsibility, management has established a Disclosure Control Committee, whose membership is responsible to the Audit Committee, to the chief executive officer and to the chief financial officer, and includes the following officers or employees of the Corporation: the president, the chief legal officer, the head of finance, the chief information officer, the controller, the head of internal audit & financial controls, the investor relations officer and the treasurer.

10.   Meeting Procedures.

      a. The Board shall determine whether the offices of chairman of the board and chief executive officer shall be held by one person or by separate persons, and whether the person holding the office of chairman of the board shall be "independent" or not. An "independent" director meets the requirements for "independence" as referenced in item 1.a above. "Non-management" directors include those who are independent and those who, while not independent, are not currently employees of the Corporation or one of its subsidiaries.

      b. The chairman of the board will establish the agenda for each Board meeting but the chairman of the board will include in such agenda any item submitted by the presiding independent director (see item 11.c below). Each Board member is free to suggest the inclusion of items on the agenda for any meeting and the chairman of the board will consider them for inclusion.

      c. Management shall be responsible to distribute information and data necessary to the Board's understanding of all matters to be considered and acted upon by the Board; such materials shall be distributed in writing to the Board sufficiently in advance so as to provide reasonably sufficient time for review and evaluation. In circumstances where practical considerations do not permit advance circulation of written materials, reasonable steps shall be taken to allow more time for discussion and consideration, such as extending the duration of a meeting or circulating unanimous written consent forms, which may be considered and returned at a later time.

      d.    The chairman of the board shall preside over meetings of the Board.

      e. If the chairman of the board is not independent, the independent directors may select from among themselves a "presiding independent director"; failing such selection, the chairman of the Nominating/Corporate Governance Committee shall be the presiding independent director. The presiding independent director shall be identified as such in the Corporation's annual proxy statement to facilitate communications by stockholders and employees with the non-management directors.

      f. The non-management directors shall meet separately from the other directors in regularly scheduled executive session, without the presence of management directors and executive officers of the Corporation. The presiding independent director shall preside over such meetings.

      g. At least once per year the independent directors shall meet separately from the other directors in a scheduled executive session, without the presence of management directors, non-management directors who are not independent and executive officers of the Corporation. The presiding independent director shall preside over such meetings.

11.   Committees.

      a. The Board shall have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee which shall have the respective responsibilities described in the attached exhibits. The membership of each such committee shall consist only of independent directors.

      b. The Board may, from time to time, appoint one or more additional committees, such as a Dividend Committee.

      c. The chairman of each Board committee, in consultation with the appropriate members of management and staff, will develop the committee's agenda. Management will assure that, as a general rule, information and data necessary to the committee's understanding of the matters within the committee's authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent to provide a reasonable time for review and evaluation.

      d. At each regularly scheduled Board meeting, the chairman of each committee or his or her delegate shall report the matters considered and acted upon by such committee at each meeting or by written consent since the preceding regularly scheduled Board meeting.

      e. The secretary of the Corporation, or any assistant secretary of the Corporation, shall be available to act as secretary of any committee and shall, if invited, attend meetings of the committee and prepare minutes of the meeting for approval and adoption by the committee.

12.   Reliance.

      Any director of the Corporation shall, in the performance of such person's duties as a member of the Board or any committee of the Board, be fully protected in relying in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented by any of the Corporation's officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence.

13.   Reference to Corporation's Subsidiaries.

      Where the context so requires, reference herein to the Corporation includes reference to the Corporation and/or any direct or indirect subsidiary of the Corporation whose financial results are consolidated with those of the Corporation for financial reporting purposes and reference to a subsidiary of the Corporation shall be reference to such a subsidiary.

                                                                     Appendix II

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                  TIFFANY & CO.
       (REFLECTS FINAL NYSE CORPORATE GOVERNANCE RULES; REVISED 01-08-04)
             (as adopted by the Audit Committee on January 14, 2004)

      This Charter governs the operations of the Audit Committee.

Composition of the Committee.

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors.

      Each of the directors serving on the Audit Committee shall be "independent" under the provisions of 10A of the Securities Act of 1934 as amended by the Sarbanes-Oxley Act of 2002 and shall have been affirmatively determined by the Board of Directors to be an "independent director" under the New York Stock Exchange Corporate Governance Standards.

      Each of the directors serving on the Audit Committee shall be "financially literate" as that qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

      In addition, at least one member of the Audit Committee shall have accounting or related management "expertise" as that qualification is interpreted by the Board of Directors in its business judgment.

      Each director who contemplates serving upon the Audit Committee should evaluate carefully the existing demands on his or her time before accepting the assignment. If a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including this Audit Committee, the Board of Directors must determine that such simultaneous service would not impair the ability of such Audit Committee member to effectively serve on this Audit Committee and disclose such determination in the Company's annual proxy statement.

      Finally, at least one member of the Audit Committee shall qualify as a "financial expert" as that term is interpreted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

      The members of the Audit Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

Purpose of Committee.

The Purpose of the Audit Committee is to:

      (A) assist the Board of Directors in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors;

      (B) prepare the report of the Audit Committee required by Security and Exchange Commission Rules to be included in the Company's annual proxy statement.

Duties and Responsibilities.

      The duties and responsibilities of the Audit Committee are:

            (A) to retain and terminate the Company's independent auditors and, to that end, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between Company management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee;

            (B) at least annually, to obtain and review a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company;

            (C) discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

            (D) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

            (E) as appropriate, obtain advice and assistance from outside legal, accounting or other advisors;

            (F) discuss policies with respect to risk assessment and risk management;

            (G) meet separately, periodically, with management, with internal auditors and with independent auditors;

            (H) review with the independent auditor any audit problems or difficulties and management's response;

            (I) set clear hiring policies for employees or former employees of the independent auditors;

            (J)   report regularly to the Board of Directors;

            (K) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

            (L) to review the adequacy of the Company's systems of internal accounting and financial controls;

            (M) to approve in advance all audit services, including comfort letters, as well as non-audit services, including tax services, to be rendered by the Company's public accounting firm;

            (N) to report its conclusions and concerns to the Board of Directors; and

            (O) to conduct, or have conducted, an annual performance evaluation of the Audit Committee as required by the New York Stock Exchange Corporate Governance Standards.

                             AUTHORITY AND FUNDING.

      The Audit Committee shall have all authority necessary or implied in order to carry out its duties and responsibilities. Without limitation to the generality of the foregoing, the Audit Committee shall have the authority to engage independent counsel, outside auditors for special audits, reviews and other procedures, and other advisers, experts and consultants, as it determines necessary to carry out its duties and responsibilities.

      The officers of the Company shall provide and make available to the Audit Committee, as it may determine, in its capacity as a committee of the Board of Directors, funds for payment of compensation to the registered public accounting firm employed by the issuer for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee pursuant to the foregoing paragraph.

      The Audit Committee may require that the head of the Company's internal audit department, any other officer or employee of the Company, the Company's outside counsel or the external auditor attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Meetings.

      The Audit Committee shall meet as often as necessary to fulfill its functions, but no less than quarterly.

Responsibilities of Others.

      In the performance of its duties and responsibilities, it is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws. These are the responsibilities of management and the internal audit department. The external auditor is responsible for the audit of the Company's financial statements in accordance with the standards of the profession.

Processes.

      In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to react to changing conditions and circumstances.

      The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with understanding that the Audit Committee may alter or supplement them as appropriate.

      1. Annually, the Audit Committee shall appoint and determine the compensation of the registered public accounting firm to be employed by the Company for the purpose of preparing or issuing an audit report or related work and such registered public accounting firm shall report directly to the Audit Committee.

      2. The Audit Committee shall discuss with the internal auditors and the external auditor the overall scope and plans for their respective audit work.

      3. The Audit Committee shall ensure that the external auditor submits annually a formal written statement delineating all relationships between the external auditor and the Company. The Audit Committee is responsible for engaging in a dialogue with the external auditor with respect to such disclosed relationships that may affect the objectivity and independence of the external auditor and taking appropriate action to satisfy itself or the external auditor's independence.

      4. The Audit Committee shall establish policies and procedures for the engagement of the external auditor to provide such non-audit services as may be legally performed, and for determining the compensation to be paid for such services, and consider whether the external auditor's performance of any non-audit services is compatible with the external auditor's independence.

      5. The Audit Committee shall discuss with management, the internal auditors and, to the extent appropriate, the external auditor the adequacy and effectiveness of the Company's accounting and financial records and system for monitoring and managing business risk and legal compliance programs. Further, the Audit Committee shall meet separately with the head of the Company's internal auditor department and the external auditor, with and without management present, to discuss the results of their examinations.

      6. The Audit Committee shall review and discuss with management and the external auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

      7. The Audit Committee shall review with management and the external auditor the financial statements to be included in the Company's Annual Report on Form 10-K, as well as the auditor's judgment about the quality, not just acceptability, of the Company's accounting principles as applied to its financial reporting. The review shall also include a discussion of the reasonableness of judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosure. In addition, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the external auditor under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented.

      8. Based on its review and discussions of items 3 and 7, the Audit Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

      9. As a whole, or through the Chair, the Audit Committee shall review the impact on the financial statements of significant events, transactions, or changes in accounting principles or estimates, which potentially affect the quality of the financial reporting with management and the external auditor prior to the filing of the Company's reports on Form 10-Q or 10-K, or as soon as practicable if the communications cannot be made prior to its filing.

      10. Management and the external auditor shall discuss with the Audit Committee significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the external auditor, the internal auditors or management.

      11. The Audit Committee shall review and reassess this Charter annually and recommend any appropriate changes to the Board of Directors.

      12. The Audit Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

      13. Annually, the Audit Committee shall review the compensation and performance of the head of the internal audit department. Any change in the incumbent in such position or in his/her compensation shall not be made without the approval of the Audit Committee.

      As required, the Audit Committee shall inquire into and review any significant disagreement that is brought to its attention among or between management and the external auditor or among or between management and the internal auditor in connection with the preparation of the Company's financial statements.

      As required, the Audit Committee shall review with management and the external auditor any pending or threatened action by regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

Reliance on Information Provided.

      In adopting this Audit Committee Charter, the Board of Directors acknowledges that the Audit Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

          [The balance of this page has been intentionally left blank]

                                                                    Appendix III

                                  TIFFANY & CO.
                          2005 EMPLOYEE INCENTIVE PLAN

                                    SECTION 1
                                     GENERAL

      1.1 Purpose. The 2005 Tiffany & Co. Employee Incentive Plan (the "Plan") has been established by Tiffany & Co., a Delaware corporation, (the "Company") to (i) attract and retain employees; (ii) motivate Participants to achieve the Company's operating and strategic goals by means of appropriate incentives;
(iii) provide incentive compensation opportunities that are competitive with those of other companies competing with the Company and its Related Companies for employees; and (iv) further link Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's Common Stock, thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company's stockholders' equity and the enhancement of long-term returns to the Company's stockholders.

      1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

      1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).

      1.4 Amendment to Prior Plan. If this Plan becomes effective on approval by the Company's stockholders, as provided for in Section 4.1 below, the Company's 1998 Employee Incentive Plan (the "1998 Plan") shall be deemed amended so that no further Awards shall be made under the 1998 Plan on or after the Effective Date of this Plan, although the 1998 Plan shall remain in effect with respect to Awards made under the 1998 Plan prior to the Effective Date of this Plan.

                                    SECTION 2
                                OPTIONS AND SARS

      2.1   Definitions.

      (a) The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

      (b) The grant of a stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares, value equal to all or a portion of the excess of: (a) Fair Market Value of a specified number of Shares at the time of exercise, over (b) an Exercise Price established by the Committee.

                                     III-1

      2.2 Exercise Price. The per-Share "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted unless the Option or SAR is granted on a date on which the principal exchange on which the Shares are then listed or admitted to trading is closed for trading, in which case the "Pricing Date" shall be the most recent date on which such exchange was open for trading prior to such grant date; except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award. Except as provided in subsection 4.2(c), the Exercise Price of any Option or SAR may not be decreased after the grant of the Award. Neither an Option nor an SAR may be surrendered as consideration in exchange for a new Award with a lower Exercise Price.

      2.3 Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option or SAR shall be exercisable after, and each Option and SAR shall become void no later than, the tenth (10th) anniversary date of the date of grant of such Option or SAR.

      2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

      (a) The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

      (b) If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (by either actual delivery of Shares or by attestation, with such Shares valued at Fair Market Value as of the date of exercise).

      (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such Shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

                                    SECTION 3
                               OTHER STOCK AWARDS

      3.1 Definition. A "Stock Award" is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both).

      3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Goals.

                                    SECTION 4
                          OPERATION AND ADMINISTRATION

      4.1 Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company's 2005 annual meeting, the Plan shall be effective as of May 1, 2005 (the "Effective Date") and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that, no Award may be granted or otherwise made under the Plan after April 30, 2015.

      4.2   Shares Subject to Plan.

      (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be Eleven Million

                                     III-2

            (11,000,000) Shares, provided that such maximum shall be reduced by one and 58 hundredths (1.58) of a Share for each Share that is delivered pursuant to a Stock Award.

            (ii) Any Shares granted under the Plan that are forfeited or fail to vest because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant's beneficiary because the Award is forfeited, fails to vest or is canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

            (iii) If the Exercise Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the Company withholding shares, only the number of Shares issued net of the Shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

            (iv) Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under the Plan, to the extent that such settlement, assumption or substitution occurs as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

      (b) Subject to adjustment under paragraph 4.2(c), the following additional maximum limitation is imposed under the Plan: the aggregate maximum number of Shares that may be issued under Options intended to be Incentive Stock Options shall be One Million (1,000,000) shares.

      (c) If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property or a different number or kind of shares or securities, or if cash, property, Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of Shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options or SARs. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options and SARs; (iv) the limits specified in subsections 4.2(a)(i) and 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options, SARs or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option, SAR or Stock Award shall be rounded up to the nearest whole Share.

      4.3 Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

      (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity, and the Committee may impose such restrictions on any Shares

                                     III-3
            acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

      (b) Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rule of any stock exchange.

      4.4 Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, in the discretion of the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

      4.5 Reserved Rights. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the Plan does not limit the right of the Company to use available Shares, including authorized but un-issued shares and treasury shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

      4.6 Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be either paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Share equivalents.

      4.7 Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares upon the exercise of an Option or SAR or receipt of a Stock Award with the deferral evidenced by use of "Stock Units" equal in number to the number of Shares whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares no later than the 60th day following the date the person to whom such deferred delivery must be made ceases to be an employee of the Company or a Related Company.

      4.8 Transferability. Unless otherwise provided by the Committee, any Option and SAR granted under the Plan, and, until vested, any Stock Award or other Shares-based Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable by, or become vested in, during the Participant's lifetime, only by the Participant.

                                     III-4

      4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

      4.10 Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (an "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercisability of an Award, such as continued service to the Company or a Related Company for a specified period of time. The Committee may waive such conditions to and/or accelerate exercisability or vesting of an Option, SAR or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.

      4.11  Limitation of Implied Rights.

      (a) Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

      (b) Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

      4.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      4.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any Stock exchange) by a duly authorized officer of the Company or such Related Company.

      4.14 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      4.15 Liability for Cash Payments. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by such Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

      4.16 Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board of Directors or a committee of such Board to adopt such other

                                     III-5
incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.

                                    SECTION 5
                                    COMMITTEE

      5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

      5.2 Selection of Committee. The Committee shall be selected by the Board and shall consist of two or more members of the Board, each of whom shall qualify as "outside directors" for purposes of Section 162(m) of the Code and as "independent" for purposes of The New York Stock Exchange Listing standards.

      5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

   (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or time of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, Performance Goals, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Eligible Individual, the Eligible Individual's present and potential contribution to the Company's or a Related Company's success and such other factors as the Committee deems relevant.

   (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements of the Performance-Based Exception and to take such action, establish such procedures, and impose such restrictions at the time Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

   (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

   (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

   (e) Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan are final and binding.

   (f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

      5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a Stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

                                     III-6

      5.5 Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be requested by the Committee in order to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's or a Participant's employment, consulting services, termination of employment or services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

                                    SECTION 6
                            AMENDMENT AND TERMINATION

      6.1 Board's Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.

      6.2 Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to shares), the approval of the Company's stockholders shall be required for any amendment which: (i) increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitation contained in Section 4.2(b); (iii) decreases the exercise price of any Option or SAR below the minimum provided in subsection 2.2; (iv) modifies or eliminates the provisions stated in the final two sentences of subsection 2.2;
(v) increases the maximum term of any Option or SAR set forth in Section 2.3;
(vi) provides any Performance Measure other than those listed in Section 9.1; or
(vii) modifies or eliminates the provisions stated in subsection 1.4. Whenever the approval of the Company's stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.

                                    SECTION 7
                                  DEFINED TERMS

For the purposes of the Plan, the terms listed below shall be defined as follows:

Award. The term "Award" shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Stock Awards and Other Incentive Awards.

Award Agreement. The term "Award Agreement" is defined in subsection 4.10.

Board. The term "Board" shall mean the Board of Directors of the Company.

Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.

Eligible Individual. The term "Eligible Individual" shall mean any employee of the Company or a Related Company. For purposes of the Plan, the status of the Chairman of the Board of Directors as an employee shall be determined by the Committee.

Fair Market Value. For purposes of determining the "Fair Market Value" of a Share, the following rules shall apply:

      (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the mean between the lowest and the highest reported sales prices of the Shares on the date in question on the principal exchange on which the Shares are then listed or admitted to trading. If no reported sale of Shares takes place on the date in question on the principal exchange, then the reported closing asked price of the Shares on such date on the principal exchange shall be determinative of Fair Market Value.

                                     III-7

      (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market.

      (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

Named Executive Employee. The term "Named Executive Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of covered employees, as defined in the regulations promulgated under Code section 162(m), or any successor statute.

Participant. The term "Participant" means an Eligible Individual who has been granted an Award under the Plan. For purposes of the administration of Awards, the term Participant shall also include a former employee or any person (including an estate) who is a beneficiary of a former employee and any person (including any estate) to whom an Award has been assigned or transferred as permitted by the Committee.

Other Incentive Award. The term "Other Incentive Award" means a cash award as described in Section 8 below.

Performance-Based Exception. The term "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code section 162(m).

Performance Goals. The term "Performance Goals" means one or more objective targets measured by the Performance Measure, the attainment of which may determine the degree of payout and/or vesting with respect to Awards.

Performance Period. The term "Performance Period" means the time period during which Performance Goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than one of the Company's fiscal years.

Performance Measure. The term "Performance Measure" refers to the performance measures discussed in Section 9 of the Plan.

Related Companies. The term "Related Company" means

      (i) any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting shares of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);

      (ii) any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or

      (iii) any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

Shares. The term "Shares" shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.

                                     III-8

                                    SECTION 8
                             OTHER INCENTIVE AWARDS

      8.1 Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Eligible Individuals, in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

      8.2 Other Incentive Award Agreement. Each Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award or the means by which it will be calculated, the terms and conditions applicable to such Award, the applicable Performance Period and Performance Goals, if any, and such other provisions as the Committee shall determine, in all cases subject to the terms and provisions of the Plan.

      8.3 Nontransferability. Except as otherwise provided in the applicable Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution.

      8.4 Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made in cash and at such times as established by the Committee subject to the terms of the Plan.

                                    SECTION 9
                           PERFORMANCE-BASED MEASURES

      9.1 Performance Measures. The Performance Measures used to determine the attainment of Performance Goals with respect to Other Incentive Awards and Stock Awards to Named Executive Employees which are designed to qualify for the Performance-Based Exception shall be (A) a change in the Fair Market Value of a Share or (B) any one or more of the following, as reported in the Company's Annual Report to Stockholders which is included in the Company's Annual Report on Form 10-K or which may be mathematically derived from financial results reported in such Annual Report, including Annual Reports made for prior years:

      (a)   the Company's consolidated net earnings;

      (b)   the Company's consolidated earnings per share on a diluted basis;

      (c)   the Company's consolidated net sales;

      (d) net sales for any channel of distribution (as defined in Management's Discussion and Analysis of Financial Condition and Results of Operations);

      (e)   the Company's consolidated return on average assets;

      (f) the Company's consolidated selling, general and administrative expenses;

      (g)   the Company's consolidated earnings from operations;

      (h)   the Company's consolidated earnings before income taxes; and

      (i) the Company's consolidated net cash provided by operating activities.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in said Annual Report for the applicable year.

                                     III-9

      9.2 Discretion to Adjust Awards/Performance Goals. The Committee retains the discretion to adjust the determination of the degree of attainment of the pre-established Performance Goals for Awards; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be subjected to an adjustment which would yield an increased payout, although the Committee may retain the discretion to make an adjustment which would yield a decreased payout. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Measure for Awards designed to qualify for the Performance-Based Exception and held by Named Executive Officers without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such change without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which will not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                                   SECTION 10
                                   SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                     III-10

           THIS PROXY IS CONTINUED ON THE REVERSE SIDE.         Please
                                                                Mark Here
                                                                for Address [ ]
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

Item 1: Election of the following  FOR ALL   WITHHELD FOR NOMINEES
        nominees as directors:     NOMINEES     NAMED BELOW
                                     [ ]            [ ]
        01 Michael J. Kowalski
        02 Rose Marie Bravo
        03 William R. Chaney
        04 Samuel L. Hayes III     WITHHELD FOR (write in each nominee's name in
        05 Abby F. Kohnstamm       the space provided below):
        06 Charles K. Marquis
        07 J. Thomas Presby        _____________________________________________
        08 James E. Quinn
        09 William A. Shutzer      _____________________________________________

Item 2: Approval of the              FOR   AGAINST   ABSTAIN
        appointment of               [ ]     [ ]       [ ]         I PLAN TO [ ]
        PricewaterhouseCoopers                                    ATTEND THE
        LLP as the independent                                ANNUAL MEETING
        registered public
        accounting firm of the
        Company's fiscal 2005
        financial statements.

Item 3: Approval of an amendment     FOR     AGAINST   ABSTAIN
        to the 1998 Employee         [ ]       [ ]       [ ]
        Incentive Plan so that
        return on average assets
        may be used as a
        Performance Measure for
        long-term incentive
        compensation.

Item 4: Approval of the Company's    FOR     AGAINST   ABSTAIN
        2005 Employee Incentive      [ ]       [ ]       [ ]
        Plan.

THE BOARD OF DIRECTORS RECOMMENDS: A VOTE FOR ALL NOMINEES FOR DIRECTOR IN ITEM 1; FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; FOR APPROVAL OF AN AMENDMENT TO THE 1998 EMPLOYEE INCENTIVE PLAN SO THAT RETURN ON AVERAGE ASSETS MAY BE USED AS A PERFORMANCE MEASURE FOR LONG-TERM INCENTIVE COMPENSATION IN ITEM 3; AND FOR APPROVAL OF THE 2005 EMPLOYEE INCENTIVE PLAN IN ITEM 4. SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED.

SIGNATURE-------------------------SIGNATURE--------------------- DATE ----------

NOTE: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS PRINTED ON THIS CARD. WHEN SHARES ARE HELD BY JOINT OWNERS, ALL SHOULD SIGN. WHEN SIGNING AS FIDUCIARY (E.G., ATTORNEY, EXECUTOR, ADMINISTRATOR, CONSERVATOR, TRUSTEE OR GUARDIAN), PLEASE GIVE TITLE. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                             - FOLD AND DETACH HERE -

        Choose MLINK(sm) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to INVESTOR SERVICEDIRECT(R) at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

            INTERNET                                   TELEPHONE                              MAIL
http://www.proxyvoting.com/tif                      1-866-540-5760                     Mark, sign and date
Use the Internet to vote your proxy.  OR   Use any touch-tone telephone to   OR          your proxy card
Have your proxy card in hand when          vote your proxy. Have your proxy       and return it in the enclosed
you access the web site.                   card in hand when you call.               postage-paid envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                  TIFFANY & CO.
                            PROXY FOR ANNUAL MEETING

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD MAY 19, 2005, AT 10:00 A.M. NEW YORK TIME IN THE ROOF/PENTHOUSE OF THE ST. REGIS HOTEL, 2 EAST 55TH STREET AT FIFTH AVENUE, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; "FOR" APPROVAL OF AN AMENDMENT TO THE 1998 EMPLOYEE INCENTIVE PLAN IN ITEM 3; AND "FOR" APPROVAL OF THE 2005 EMPLOYEE INCENTIVE PLAN IN ITEM 4.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED OR FOR SUCH LESSER NUMBER OF DIRECTORS AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints M.J. KOWALSKI, J.N. FERNANDEZ, and P.B. DORSEY, and each of them, proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2005 Annual Meeting of Stockholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of or may properly come before the meeting.

                                    IMPORTANT
                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

     ADDRESS CHANGE/COMMENTS(Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             - FOLD AND DETACH HERE -

TIFFANY & CO.
727 Fifth Avenue
New York, N.Y. 10022

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                             THURSDAY, MAY 19, 2005

The Annual Meeting of Stockholders of Tiffany & Co. (the "Company") will be held in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York on Thursday, May 19, 2005, at 10:00 a.m. New York time to consider and take action on the following:

1. Election of nine (9) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

2. Approval of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company's fiscal 2005 financial statements;

3. Approval of an amendment to the 1998 Employee Incentive Plan so that return on average assets may be used as a Performance Measure for long-term incentive compensation; and

4.  Approval of the 2005 Employee Incentive Plan.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 24, 2005 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The transfer books will not be closed.

A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, 600 Madison Avenue, 8th Floor, New York commencing on April 25, 2005 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick B. Dorsey
Secretary
New York, New York
April 14, 2005

YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.